Exhibit 4.3

ERA GROUP INC.
AND THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO
7.750% SENIOR NOTES DUE 2022
...........................................................
INDENTURE
Dated as of December 7, 2012
...........................................................
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

CROSS-REFERENCE TABLE

Section of Trust Indenture Act of 1939		Section(s) of Indenture
§ 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.08, 7.10
§ 311	(a)	7.11
	(b)	7.11
§ 312	(a)	2.06
	(b)	12.03
	(c)	12.03
§ 313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
§ 314	(a)	4.03, 4.04
	(b)	Not Applicable
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	12.05
§ 315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(d)(1)	7.01(c)(1)
	(d)(2)	7.01(c)(2)
	(d)(3)	7.01(c)(3)
	(e)	6.11
§ 316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(a)(last sentence)	2.10
	(b)	6.07
§ 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
§ 318	(a)	12.01
Note:	This Cross Reference Table shall not, for any purpose, be deemed to be a part of the Supplemental Indenture.

i

ii

iii

This INDENTURE, dated as of December 7, 2012 (this “Indenture”), is entered into among Era Group Inc., a Delaware corporation (the “Company”), the Guarantors listed on the signature pages hereto and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).
RECITALS
WHEREAS, all things necessary to make this Indenture a valid and legally binding indenture and agreement according to its terms have been done;
NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Holders (as defined herein):
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01 Definitions.
“Additional Assets” means:
(1) any Productive Assets;
(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or
(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;
provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in any business conducted by the Company or any of its Subsidiaries or joint ventures on the Initial Issuance Date (or any business that is reasonably similar, complementary or related to the foregoing or developments, extensions or expansions of the foregoing).
“Additional Notes” means the 7.750% Senior Notes due 2022 issued from time to time after the Initial Issuance Date under the terms of the Indenture in accordance with Sections 2.03, 2.15 and 4.09 hereof, as part of the same series as the Initial Notes.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Registrar or Paying Agent.
“Amended and Restated Transition Services Agreement” means the amended and restated transition services agreement to be entered into between the Company and SEACOR in connection with the Spin-Off, substantially in the form filed as an exhibit to the Company's Registration Statement on Form 10 on October 12, 2012.
“Applicable Premium” means, with respect to a Note at any redemption date, the greater of:
(1) 1.00% of the principal amount of such Note; and

(2) the excess of:
(A) the present value at such redemption date of (i) the redemption price of such Note on December 15, 2017 (such redemption price being described in the table in Section 3.08(a), exclusive of any accrued and unpaid interest and Additional Amounts, if any) plus (ii) all required remaining scheduled interest payments due on such Note through December 15, 2017 (but excluding accrued and unpaid interest and Additional Amounts, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(B) the principal amount of such note on such redemption date, in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary or any direct or indirect participant therein that apply to such transfer or exchange.
“Asset Sale” means
(1) the sale, lease, conveyance or other disposition (a “disposition”) of any properties or assets (other than in a Sale/Leaseback Transaction), excluding dispositions in the ordinary course of business; provided that the disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries (on a consolidated basis) will not be an “Asset Sale” and will be governed by Section 5.01 and not Section 4.10; and
(2) the issuance of Equity Interests by any Restricted Subsidiary or the sale by the Company or any Restricted Subsidiary of Equity Interests in any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), whether, in the case of clause (1) or (2), in a single transaction or a series of related transactions, provided that such transaction or series of related transactions involves properties or assets having a Fair Market Value in excess of $25.0 million.
Notwithstanding the preceding, the following transactions will be deemed not to be Asset Sales:
(a) a disposition of damaged, obsolete or excess equipment or other properties or assets;
(b) a disposition of properties or assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;
(c) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;
(d) a disposition of cash or Cash Equivalents, hedging contracts or other financial instruments;
(e) a disposition of properties or assets that constitutes a Restricted Payment that is permitted by the Indenture or a Permitted Investment;
(f) a disposition of properties or assets in the ordinary course of business by the Company or any of its Restricted Subsidiaries to a Person that is an Affiliate of the Company or such Restricted Subsidiary and is engaged in any business conducted by the Company or any of its Subsidiaries or joint ventures on the Initial Issuance Date (or a business that is reasonably complementary, ancillary or related to the foregoing and developments, extensions and expansions of the foregoing), which

Person is an Affiliate solely because the Company or such Restricted Subsidiary has an Investment in such Person, provided that such transaction complies with Section 4.11;
(g) any charter or lease of any equipment or other properties or assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary thereof is the lessor, except any such charter or lease that provides for the acquisition of such properties or assets by the lessee during or at the end of the term thereof for an amount that is less than their Fair Market Value at the time the right to acquire such properties or assets occurs;
(h) any trade or exchange by the Company or any Restricted Subsidiary of equipment or other properties or assets for equipment or other properties or assets owned or held by another Person, provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary; provided further that any cash or Cash Equivalents received must be applied in accordance with Section 4.10;
(i) a disposition of inventory, accounts receivables or other current assets in the ordinary course of business or in connection with the compromise, settlement or collection thereof in bankruptcy or similar proceedings;
(j) the creation or perfection of a Lien permitted under the Indenture, and any disposition of assets resulting from the enforcement or foreclosure of any Permitted Lien;
(k) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims;
(l) any sale or other disposition of Equity Interests in, or Indebtedness of, an Unrestricted Subsidiary; and
(m) the abandonment or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries taken as a whole.
“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest set forth or implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.
“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Bankruptcy Law” means Title 11 of the United States Code, as may be amended from time to time, or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Broker-Dealer” means any broker or dealer registered under the Exchange Act.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or at a place of payment.
“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP in effect as of the Initial Issuance Date, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” means
(1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but, in each case, excluding any debt securities convertible or exchangeable into such equity.
“Cash Equivalents” means
(1) securities issued or directly and fully guaranteed or insured by the government of the United States or any other country whose sovereign debt has a rating of at least A3 from Moody's and at least A- from S&P or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition;
(2) certificates of deposit, demand deposits and time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500 million (or the equivalent thereof in any other currency or currency unit);
(3) marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody's;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (2) above;
(5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings or investments, and, in each case, maturing within one year after the date of acquisition;
(6) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (2) above, provided all such deposits do not exceed $3.0 million (or the equivalent thereof in any other currency or currency unit) in the aggregate at any one time;
(7) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (1) through (5) of this definition; and
(8) in the case of any Subsidiary of the Company organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (5) of this definition.
“Change of Control” means any of the following:
(1) the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis);
(2) the adoption of a plan relating to the liquidation or dissolution of the Company;
(3) any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), other than SEACOR or any wholly-owned subsidiary of SEACOR directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding Voting Stock of the Company; or
(4) if during any consecutive two year period more than a majority of the members of the Board of Directors are not Continuing Directors;
provided, however, that with respect to clauses (1) and (3) above, a transaction in which the Company becomes a direct or indirect wholly owned Subsidiary of another Person (other than a Person that is an individual) or directly or indirectly sells, transfers, conveys or otherwise disposes of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), to such Person or a direct or indirect wholly owned Subsidiary thereof shall not constitute a Change of Control if:
(a) the holders of the Voting Stock of the Company immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of such Person immediately following the consummation of such transaction; and
(b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company.
“Change of Control Trigger Event” means the occurrence of both a Change of Control and, during the period beginning on the earlier of (i) the date of the first public notice or announcement with respect to a Change of Control and (ii) the occurrence of a Change of Control, and, in either case, ending 90 days after the occurrence of such Change of Control, a Ratings Event.
“Commission” means the Securities and Exchange Commission.
“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person; provided, however, that for purposes of any provision contained herein which is required by the TIA, “Company” shall also mean each other obligor (if any) on the Notes.
“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted or excluded in calculating Consolidated Net Income for such period,
(1) Consolidated Income Taxes of such Person and its Restricted Subsidiaries;
(2) Consolidated Interest Expense of such Person and its Restricted Subsidiaries;
(3) depreciation and amortization expense (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries;
(4) the amount of management, monitoring, consulting and advisory fees and related expenses paid to SEACOR (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by Section 4.11; and
(5) all other non-cash charges and non-cash write offs, including minority interest, of such Person and its Restricted Subsidiaries reducing Consolidated Net Income (excluding any such non-cash charge or write off to the extent that it represents an accrual of or reserve for cash expenditures in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding sentence, clauses (1), (2), (3), (4) and (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.
“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.
“Consolidated Interest Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to each of the following transactions as if each such transaction had occurred at the beginning of the applicable four quarter reference period:

(1) any incurrence, assumption, guarantee, repayment, repurchase, defeasance or redemption by such Person or any of its Restricted Subsidiaries of any Indebtedness (other than revolving credit borrowings unless permanently repaid) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated (the “Calculation Period”) but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the “Calculation Date”);
(2) any disposition of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”) consummated subsequent to the beginning of the Calculation Period but prior to the Calculation Date then, the Consolidated Cash Flow for such period shall be reduced (if positive) or increased (if negative) by an amount equal to the Consolidated Cash Flow attributable to the assets that are the subject of such Sale and Consolidated Interest Expense shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise retired in connection with such Sale plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale;
(3) if, since the beginning of the Calculation Period but prior to the Calculation Date, the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) made an Investment in any Person that becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business (any such Investment or acquisition, a “Purchase”), Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness); and
(4) if, since the beginning of the Calculation Period but prior to the Calculation Date, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and such Person shall have discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Restricted Subsidiary since the beginning of the Calculation Period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto;
provided further, however, that (A) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (B) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company, including any pro forma expense and cost reductions that are projected by such officer in good faith to be realized within the 12-month period immediately following the Calculation Date. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term as of the Calculation Date in excess of 12 months).
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period net of any interest income of the Company and its Subsidiaries, whether paid or accrued

(including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit securing financial obligations or bankers acceptance financings, and net payments (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of debt issuance costs and the cumulative effect of any change in accounting principles or policies) to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries; and
(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:
(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or its Restricted Subsidiaries;
(2) solely for purposes of determining the amount available for Restricted Payments under Section 4.07(a)(4)(C), the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;
(3) the cumulative effect of a change in accounting principles shall be excluded;
(4) unrealized losses and gains with respect to Hedging Obligations shall be excluded;
(5) any charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded;
(6) any fees, expenses or charges related to the offering of the notes and the Spin-Off shall be excluded;
(7) non-cash gains and losses due solely to fluctuations in currency values and the related tax effect shall be excluded;
(8) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards shall be excluded;
(9) extraordinary, non-recurring or unusual gains or losses (other than gains and losses from the sale of assets in the ordinary course of business and consistent with past practice) shall be excluded; and
(10) the effects of adjustments to the Company's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated transaction or the amortization or write of any amounts thereof shall be excluded.

“Consolidated Net Tangible Assets”, as of any date of determination, means the consolidated total assets of the Company and its Restricted Subsidiaries determined in accordance with GAAP, less the sum of:
(1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined); and
(2) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the Initial Issuance Date or (b) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.
“Corporate Trust Office of the Trustee” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 625 Marquette Avenue, 11th Floor, MAC N-9311-115, Minneapolis, Minnesota 55479, Attention: Era Group Inc. Account Manager, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a Definitive Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 of this Indenture, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the initial Depositary, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of the Indenture.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event:
(1) matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(2) is convertible or exchangeable for Indebtedness or other Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the issuer thereof); or
(3) is redeemable at the option of the holder thereof, in whole or in part, in each case, on or prior to the date that is 91 days after the date on which the Notes mature;

provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, (i) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with Section 4.10 or 4.15, as the case may be and (ii) Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Company or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Distribution Agreement” means the distribution agreement to be entered into between the Company and SEACOR in connection with the Spin-Off, substantially in the form filed as an exhibit to the Company's Registration Statement on Form 10 on October 12, 2012.
“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.
“Eligible Lease” means the lease of a Mortgaged Helicopter by the Company or a Restricted Subsidiary, as owner and lessor of the Mortgaged Helicopter, to an Eligible Lessee, which lease is permitted under the Revolving Credit Facility.
“Eligible Lessee” means a lessee of a Mortgaged Helicopter under an Eligible Lease, which lessee satisfied the requirements of the Revolving Credit Facility.
“Employee Matters Agreement” means the employee matters agreement to be entered into between the Company and SEACOR in connection with the Spin-Off substantially in the form filed as an exhibit to the Company's Registration Statement on Form 10 on October 12, 2012.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.07(o) of this Indenture.
“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
“Excluded Contributions” means the net cash proceeds and Fair Market Value of other property received by the Company after the Initial Issuance Date from:
(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary, unless such loans have been repaid with cash on or prior to the date of determination) of Equity Interests (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer's Certificate, the proceeds of which are excluded from the calculation set forth in Section 4.07(a)(4)(C)(b).
“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Initial Issuance Date, until such amounts are repaid.
“Fair Market Value” means the price that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of the Company (unless otherwise provided in the Indenture).
“GAAP” means generally accepted accounting principles in the United States as in effect on the Initial Issuance Date; provided that if at any time the Commission permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of the Indenture) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.
“Global Note” means a Note that is issued in global form in the name of the Depositary with respect thereto or its nominee.
“Global Note Legend” means the legend set forth in Section 2.07(o)(ii) of this Indenture to be placed on all Global Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit or depository receipts issued by a bank or trust company as custodian with respect to any such obligations or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt.
“Guarantor” means any Subsidiary of the Company that executes this Indenture as a Guarantor on the Initial Issuance Date and any other Subsidiary that provides a Subsidiary Guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements designed to manage against fluctuations in interest rates, or to otherwise reduce the cost of borrowing, with respect to Indebtedness incurred;
(2) foreign exchange contracts and currency protection agreements designed to manage against fluctuations in currency exchanges rates;
(3) any commodity futures contract, commodity swap, commodity option, commodity forward sale or other similar agreement or arrangement designed to manage against fluctuations in the price of commodities; and

(4) other agreements or arrangements designed to manage against fluctuations in interest rates, currency exchange rates or commodity prices.
“Holder” as applied to any Note (but excluding the term “beneficial holder”) shall mean any Person in whose name a particular Note is registered.
“IFRS” means International Financial Reporting Standards.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1) the principal in respect of indebtedness of such Person for borrowed money;
(2) the principal in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of incurrence);
(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables and accrued expenses), which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto;
(5) Capital Lease Obligations and all Attributable Indebtedness of such Person;
(6) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of:
(a) the Fair Market Value of such asset at such date of determination; and
(b) the amount of such Indebtedness of such other Persons;
(7) the principal component of Indebtedness of other Persons to the extent guaranteed by such Person; and
(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of the agreement or arrangement giving rise to such obligation that would be payable by such Person at such time), if and to the extent any of the preceding items (other than letters of credit, Attributable Indebtedness and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.
In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:
(1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);
(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to properties or assets of such Person or a Restricted Subsidiary of such Person, and then such Indebtedness shall be included in an amount not to exceed the lesser of (x) the net assets of the General Partner and (y) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the properties or assets of such Person or a Restricted Subsidiary of such Person.
Furthermore, notwithstanding the foregoing, the following shall not constitute or be deemed “Indebtedness”:
(i) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness; and
(ii) taxes, assessments or other similar governmental charges or claims.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Purchasers” means Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co., SunTrust Robinson Humphrey, Inc., Cowen and Company, LLC, Comerica Securities, Inc. and The Williams Capital Group, L.P.
“Initial Issuance Date” means the date on which Notes are first issued under this Indenture.
“Initial Notes” means (i) $200 million aggregate principal amount of Notes issued on the Initial Issuance Date and (ii) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.
“Initial Purchasers” means (i) with respect to the Initial Notes issued on the Initial Issuance Date, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co., SunTrust Robinson Humphrey, Inc., Cowen and Company, LLC, Comerica Securities, Inc. and The Williams Capital Group, L.P., and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related purchase or underwriting agreement.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
“Investment Grade Rating” means:
(1) a Moody's rating of Baa3 or higher and an S&P rating of at least BB+; or
(2) a Moody's rating of Ba1 or higher and an S&P rating of at least BBB-;
provided, however, that if (a) either Moody's or S&P changes its rating system, such ratings will be the equivalent ratings after such changes or (b) if S&P or Moody's or both shall not make a rating of the Notes publicly available, the references above to S&P or Moody's or both, as the case may be, shall be to a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, and the references to the ratings categories above shall be to the corresponding rating categories of such rating agency or rating agencies, as the case may be.
“Investment Grade Rating Event” means the first day on which the Notes are assigned an Investment Grade Rating.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the following shall not constitute investments:
(1) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business;
(2) Hedging Obligations entered into in the ordinary course of business and not for speculation; and
(3) endorsements of negotiable instruments and documents in the ordinary course of business.
If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The amount of an Investment (other than cash) shall be the Fair Market Value thereof on the date such Investment is made. Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value or write-ups, write-downs or write-offs with respect to such Investment.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York, Minneapolis, Minnesota or another place of payment are authorized or obligated by law, regulation or executive order to remain closed.
“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement).
“Liquidated Damages” means all liquidated damages then owing pursuant to the Registration Rights Agreement.
“Marketable Securities” means, with respect to any Asset Sale, any readily marketable equity securities that are:
(1) traded on the New York Stock Exchange, the NYSE MKT or the NASDAQ Stock Exchange; and
(2) issued by a corporation or limited partnership having a total equity market capitalization of not less than $250.0 million; provided that the excess of (a) the aggregate amount of securities of any one such corporation or limited partnership held by the Company and any Restricted Subsidiary over (b) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Sale.
“Material Indebtedness” means Indebtedness in an aggregate principal amount greater than or equal to $25 million at any one time outstanding.
“Moody's” means Moody's Investors Service, Inc. and its successors.
“Mortgaged Helicopters” means all helicopters (including the engines installed thereon) over which the Company or a Restricted Subsidiary has granted a Lien in favor of the lenders under the Revolving Credit Facility or any other Indebtedness incurred to finance such helicopter.
“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication):
(1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording taxes and fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such asset for sale) and any severance costs and relocation expenses incurred as a result of such Asset Sale;
(2) taxes paid or estimated to be payable as a result of the Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);
(3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale; or that must by its terms, or in order to obtain the necessary consent to such Asset Sale be repaid out of the proceeds of the Asset Sale;
(4) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets, for indemnification obligations of the Company or any of its Restricted Subsidiaries in connection with such Asset Sale or for other liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be; and
(5) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Sale.
“Non-Recourse Debt” means Indebtedness:
(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary (other than the Equity Interests of an Unrestricted Subsidiary) or (b) constitutes the lender; and
(2) no default thereunder would, as such, constitute a default under any Indebtedness of the Company or any Restricted Subsidiary; and

(3) to the extent incurred after the Initial Issuance Date, the express terms of which provide that there is no recourse to the Company or any Restricted Subsidiary of the Company (other than pursuant to a pledge of the Equity Interests of any Unrestricted Subsidiary by the Company or any of its Restricted Subsidiaries in order to secure such Indebtedness).
For purposes of determining compliance with Section 4.09, in the event that any Non-Recourse Debt of any of the Company's Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Notes” means the 7.750% Senior Notes due 2022 issued under this Indenture, including the Initial Notes, the Additional Notes and the Exchange Notes. The Initial Notes, the Additional Notes and the Exchange Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, the Additional Notes and the Exchange Notes.
“Offering Memorandum” means the offering memorandum dated December 4, 2012 used to offer the Initial Notes to prospective Holders.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman of the Board, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary, or in the case of a limited liability company, any Manager, of a Person.
“Officer's Certificate” means a certificate signed on behalf of the Company or a Guarantor by any Officer of the Company or such Guarantor, as applicable, that is delivered to the Trustee.
“Opinion of Counsel” means a written opinion from legal counsel to the Company or a Guarantor that is delivered to the Trustee. The counsel may be an employee of the Company or such Guarantor.
“Pari Passu Indebtedness” means, with respect to any Net Proceeds from Asset Sales, Indebtedness of the Company and its Restricted Subsidiaries that ranks equal in right of payment with the Notes or the Subsidiary Guarantees, as the case may be.
“Permitted Business” means any business of the Company and its Subsidiaries or joint ventures conducted on the Initial Issuance Date or a business that is reasonably complementary or related to the foregoing or developments, extensions or renewals of the foregoing.
“Permitted Foreign Jurisdiction” means each of Australia, Belgium, Bermuda, the Cayman Islands, Gibraltar, Ireland, Luxembourg, the Netherlands or Switzerland.
“Permitted Investments” means:
(1) any Investment in the Company (including an Investment in the Notes) or in a Restricted Subsidiary of the Company;
(2) any Investment in Cash Equivalents;
(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of Designated Non-cash Consideration or any other non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with Section 4.10 or (b) a disposition of properties or assets that does not constitute an Asset Sale;
(5) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(6) Investments in any Person (a) in exchange for an issue or sale by the Company of its Equity Interests (other than Disqualified Stock) or (b) out of the net cash proceeds of an issue or sale by the Company of its Equity Interests (other than Disqualified Stock) so long as such Investment pursuant to clause (b) occurs within 90 days of the closing of such issuance or sale of Equity Interests; provided that in the case of clause (a), the Fair Market Value of such Investments and in the case of clause (b), such net cash proceeds will not increase the amount available for Restricted Payments under Section 4.07(a)(4)(C);
(7) loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and other advances to employees not in excess of $2 million outstanding at any one time in the aggregate;
(8) Investments in a Person engaged principally in any business conducted by the Company, its Subsidiaries or its joint ventures on the Initial Issuance Date (or a business that is reasonably complementary, ancillary or related to the foregoing and development, expansions and extensions thereof), provided that the aggregate outstanding amount of such Investments at any one time outstanding shall not exceed the greater of (i) $30.0 million and (ii) 3.0% of Consolidated Net Tangible Assets, determined as of the date each such Investment is made;
(9) any Investments received (a) in compromise or resolution of, or upon satisfaction of judgments with respect to, (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (ii) litigation, arbitration or other disputes; or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;
(10) any guarantee of Indebtedness of the Company or a Restricted Subsidiary permitted to be incurred by Section 4.09;
(11) Investments that are in existence on the Initial Issuance Date, or made pursuant to legally binding written commitments in existence on the Initial Issuance Date, and any extension, modification or renewal thereof, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Initial Issuance Date);
(12) Investments acquired after the Initial Issuance Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 after the Initial Issuance Date, to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(13) guarantees by the Company or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations, in each case of the Company or a

Restricted Subsidiary that do not constitute Indebtedness, in each case entered into by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;
(14) Hedging Obligations incurred in compliance with Section 4.09; and
(15) other Investments in an aggregate outstanding amount not to exceed the greater of (i) $60.0 million and (ii) 6% of Consolidated Net Tangible Assets, determined as of the date each such Investment is made.
In determining whether an Investment is a Permitted Investment, the Company may allocate all or any portion of any Investment and later reallocate all or any portion of any Investment to one or more of the above clauses (1) through (15) and any of the provisions of Section 4.07.
“Permitted Liens” means:
(1) Liens securing Indebtedness incurred pursuant to Section 4.09(b)(1);
(2) Liens in favor of the Company and its Restricted Subsidiaries;
(3) Liens on any property, asset or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (or is merged with or into or is consolidated with the Company or any Restricted Subsidiary); provided that such Liens were not created or incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary (or such merger or consolidation) and do not extend to any other property or asset owned by the Company or any of its Restricted Subsidiaries;
(4) Liens on any property or asset existing at the time of its acquisition by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not created or incurred in connection with, or in contemplation of, such acquisition and do not extend to any other property or asset;
(5) Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, government contracts, leases, workers compensation obligations, performance bonds, insurance obligation or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);
(6) Liens securing Hedging Obligations entered into in the ordinary course of business and not for speculation;
(7) Liens existing on the Initial Issuance Date (and not referred to in clause (1) of this definition);
(8) Liens securing Non-Recourse Debt;
(9) any interest or title of a lessor under a Capital Lease Obligation or an operating lease;
(10) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business;
(11) Liens on real or personal property or assets of the Company or a Restricted Subsidiary thereof to secure Indebtedness (including, without limitation, Indebtedness permitted pursuant to Section 4.09(b)(9)) incurred for the purpose of (a) financing all or any part of the purchase price of such property or assets incurred prior to, at the time of, or within 180 days after, the acquisition of such property or assets or (b) financing all or any part of the cost of construction of any such property or assets, provided that the amount of any such financing shall not exceed the amount expended in the acquisition of, or the construction of, such property or assets and such Liens shall not extend to any other property or assets of the Company or a Restricted Subsidiary (other than any associated accounts, contracts and insurance proceeds, proceeds thereof, accessions thereto, upgrades thereof and improvements thereto);
(12) Liens securing any Permitted Refinancing Indebtedness with respect to Indebtedness secured by Liens referred to in clauses (3), (4), (7) and (11) above and this clause (12); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that are the security for a Permitted Lien hereunder;
(13) Liens created for the benefit of or to secure all outstanding Notes or the Subsidiary Guarantees;
(14) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(15) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(16) Liens on specific items of inventory, receivables or other goods (and the proceeds thereof) of any Person securing such Person's obligations in respect of bankers' acceptances or receivables securitizations issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods;
(17) Liens on the Equity Interests of Unrestricted Subsidiaries securing Non-Recourse Debt;
(18) grants of software and other technology licenses in the ordinary course of business;
(19) any Eligible Lease or Lien on a Mortgaged Helicopter arising in connection with an Eligible Lease of such Mortgaged Helicopter, which Lien is expressly permitted by such Eligible Lease to exist and which Lien the related Eligible Lessee is ultimately obligated to remove; and
(20) Liens not otherwise permitted by clauses (1) through (19) above securing Indebtedness not in excess of an aggregate of the greater of (a) $30.0 million or (b) an amount equal to 3% of Consolidated Net Tangible Assets at any one time outstanding (determined at the time of granting each such Lien).
“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, however, that:
(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of all fees and expenses and underwriting discounts incurred in connection therewith);
(2) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of such Indebtedness being refinanced or (b) if the Stated Maturity of the

Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;
(3) the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded;
(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
(5) such Permitted Refinancing Indebtedness is not incurred by a Restricted Subsidiary of the Company that is not a Guarantor if the Company or a Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Private Placement Legend” means the legend set forth in Section 2.07(o)(i) of this Indenture to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Productive Assets” means aircraft or other assets (other than assets that would be classified as current assets in accordance with GAAP) of the kind used or usable by the Company or its Restricted Subsidiaries in any business conducted by the Company or any of its Subsidiaries or joint ventures on the Initial Issuance Date (or a business that is reasonably complementary, ancillary or related to the foregoing and developments, extensions or expansions of the foregoing).
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Equity Offering” means any public or private sale of Equity Interests of the Company (other than Disqualified Stock) or any direct or indirect parent of the Company (to the extent the proceeds from such offering are contributed to the common equity capital of the Company) made for cash on a primary basis after the Initial Issuance Date, other than offerings to a Subsidiary of the Company or public offerings registered on Form S-8.
“Ratings Event” means a reduction in the rating assigned to the Notes by either Moody's or S&P to a rating below the rating assigned by such agency to the Notes immediately prior to the first public announcement of the applicable Change of Control.
“Registration Rights Agreement” means (1) with respect to the Notes issued on the Initial Issuance Date, the Registration Rights Agreement, to be dated the Initial Issuance Date, among the Company, the initial Subsidiary Guarantors and the Initial Purchasers and (2) with respect to any Additional Notes, any registration rights agreement between the Company and the other parties thereto relating to the registration by the Company of such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued initially in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S on the Initial Issuance Date.
“Responsible Officer” means any officer within the corporate trust services division of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary. Unless the context otherwise requires, references to a Restricted Subsidiary shall be to a Restricted Subsidiary of the Company.
“Revolving Credit Facility” means the collective reference to the Company's five-year senior secured revolving credit facility dated as of December 22, 2011 and any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Revolving Credit Facility or one or more other credit agreements, indentures (including the Indenture) or financing agreements or otherwise), unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Revolving Credit Facility. Without limiting the generality of the foregoing, the term “Revolving Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be initially issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A on the Initial Issuance Date.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Initial Issuance Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.
“SEACOR” means SEACOR Holdings, Inc.
“SEACOR Preferred Shares” means the Series A Preferred Shares and Series B Preferred Shares that are outstanding as of the Initial Issuance Date.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Series A Preferred Shares” means the Company's 6% Cumulative Perpetual Preferred Stock, Series A.
“Series B Exchange Agreement” means the Series B Exchange Agreement to be entered into between the Company and SEACOR in connection with the retirement of the Series B Preferred Shares prior to the Spin-Off.
“Series B Preferred Shares” means the Company's Preferred Stock, Series B.
“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation S-X is in effect on the Initial Issuance Date.
“Spin-Off” means the distribution by SEACOR of all or a substantial portion of the outstanding Voting Stock of the Company to holders of common stock of SEACOR.
“Stated Maturity” means, with respect to any installment of principal on any series of Indebtedness, the date on which such payment of principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subordinated Indebtedness” means Indebtedness subordinated in right of payment to the notes.
“Subsidiary” means, with respect to any Person:
(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of its Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof);
(2) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(3) any other Person whose results for financial reporting purposes are consolidated with those of such Person in accordance with GAAP.

Unless the context otherwise requires, references to a Subsidiary shall be to a Subsidiary of the Company.
“Subsidiary Guarantee” means the guarantee by each Guarantor of the Company's payment obligations under the Indenture and the Notes, executed pursuant to the provisions hereof.
“Tax Matters Agreement” means the tax matters agreement to be entered into between the Company and SEACOR in connection with the Spin-Off, substantially in the form filed as an exhibit to the Company's Registration Statement on Form 10 on October 12, 2012.
“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof.
“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2017; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that each of such Subsidiary and its Subsidiaries at the time of such designation:
(1) has no Indebtedness other than Non-Recourse Debt;
(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless such agreement, contract arrangement or understanding does not violate Section 4.11;
(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, in each case, except to the extent otherwise permitted by the Indenture; and
(4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries.
Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such Section). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:
(a) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four- quarter reference period; and
(b) no Default or Event of Default would be in existence following such designation.
“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than Dollars, at any time for determination thereof, the amount of Dollars obtained by converting such foreign currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable foreign currency as published in The Wall Street Journal “in US$” column under the heading “Currencies” in the “Currencies & Commodities” subsection on the date two Business Days prior to such determination.
Except as described under Section 4.09, whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than Dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.
“U.S. Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing
(1) the sum of the products obtained by multiplying
(A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by
(B) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by
(2) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Restricted Subsidiary.

SECTION 1.02     Other Definitions.

Term	Defined in Section

“Additional Amounts”	4.16(a)
“Affiliate Transaction”	4.11(a)
“Asset Sale Offer”	4.10(d)
“Authentication Order”	2.03
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15 (a)
“Change of Control Payment Date”	4.15 (a)
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Excess Proceeds”	4.10(d)
“Funding Guarantor”	10.05
“Legal Defeasance”	8.02
“Offer Amount”	4.15
“Offer Period”	4.15
“Pari Passu Notes”	4.10(d)
“Paying Agent”	2.04
“Payment Default”	6/1/2005
“Purchase Date”	4.15
“Registrar”	2.04
“Restricted Payment”	4.07(a)
“Tax Jurisdiction”	4.16(a)
“Tax Redemption Date”	3.08(b)
“Taxes”	4.16(a)
SECTION 1.03     Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture (and if this Indenture is not qualified under the TIA at that time, as if it were so qualified unless otherwise provided). The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes.
“indenture security holder” means a Holder.
“indenture to be qualified” means the Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor on the Notes and the Subsidiary Guarantees, respectively.
All other terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by a Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04     Rules of Construction.
Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	“or” is not exclusive;

(4)	words in the singular include the plural, and in the plural include the singular;

(5)	provisions apply to successive events and transactions; and

(6)	all references in this instrument to Articles and Sections are references to the corresponding Articles and Sections in and of this instrument.
ARTICLE II
THE NOTES
SECTION 2.01 Designation and Amount.
The Notes shall be designated as the “7.750% Senior Notes due 2022”. The aggregate principal amount of Notes that will be authenticated and delivered under this Indenture on the Initial Issuance Date is $200.0 million. Additional Notes may be issued hereunder in accordance with Section 2.15 hereof.
SECTION 2.02 Forms Generally.
(a)General. The Notes and the Trustee's certificate of authentication to be borne by the Notes shall be substantially in the form of Exhibit A hereto.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
(b)Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto, including the “Global Note Legend” thereon and the “Schedule of Increases or Decreases in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto, but without the “Global Note Legend” thereon and without the “Schedule of Increases or Decreases in the Global Note” attached thereto. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon or on the “Schedule of Increases or Decreases in the Global Note” included therein and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Depositary, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.
(c)Definitive Notes. Except as otherwise provided herein, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

The terms and provisions contained in the form of Note attached as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture.
SECTION 2.03 Execution, Authentication, Delivery and Dating.
An Officer of the Company shall sign the Notes on behalf of the Company by manual or facsimile signature. If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, such Note shall be valid nevertheless.
A Note shall not be entitled to any benefit under the Indenture or the Subsidiary Guarantees or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Note has been authenticated under the Indenture.
On the Initial Issuance Date, the Trustee shall authenticate and deliver $200.0 million in aggregate principal amount of the Notes, and at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue that may be validly issued under the Indenture (including any Additional Notes) in an aggregate principal amount specified in any written order of the Company signed by an Officer (an “Authentication Order”).
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in the Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Guarantor or any other Affiliate of the Company.
SECTION 2.04 Registrar and Paying Agent.
The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.
The Company shall notify in writing the Trustee of the name and address of any Agent not a party to the Indenture. The Company may change any Paying Agent or Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any Restricted Subsidiary may act as Paying Agent or Registrar.
The Company initially appoints The Depository Trust Company or its nominee to act as Depositary with respect to the Global Notes.
The Company initially appoints the corporate trust office or agency of the Trustee to act as the Registrar and Paying Agent with respect to the Global Notes.
SECTION 2.05 Paying Agent to Hold Money in Trust.
The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest, if any, or Additional Amounts, if any, on, the Notes and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company, a Guarantor or another Restricted Subsidiary) shall have no further liability for the money. If the Company or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Each Paying Agent shall otherwise comply with TIA § 317(b).
SECTION 2.06 Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar with respect to the Notes, the Company shall furnish to the Trustee at least five Business Days before each interest payment date with respect to the Notes, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders as of the record date for such interest payment date, and the Company shall otherwise comply with TIA § 312(a).
SECTION 2.07 Transfer and Exchange.
(a)Transfer and Exchange of Definitive Notes. Subject to Section 2.07(n), when Definitive Notes are presented to the Registrar with a request:

(A)	to register the transfer of such Definitive Notes; or

(B)	to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing;
(b)Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. Subject to certain conditions, the Notes represented by the global securities will be exchangeable for Definitive Notes of like tenor and principal amount as such Notes if (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note and a successor is not appointed within 90 days thereafter or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act or (2) the Company in their discretion at any time determines not to have all of the Notes represented by the global securities.
Any Notes that are exchangeable pursuant to the preceding sentence will be exchanged for Definitive Notes issuable in authorized denominations and registered in such names as the Depositary shall direct.
(c)Transfer and Exchange of Global Notes. Subject to Section 2.07(e), the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depositary or its nominee. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.
(d)Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (e) of this Section 2.07), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(e)Authentication in Absence of Depositary. If at any time:
(A)the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(B)the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
(C)there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary notifies the Trustee in writing of its decision to exchange the applicable Global Note for Definitive Notes;
then the Company will execute, and the Trustee, upon receipt of an Officer's Certificate requesting the authentication and delivery of Definitive Notes to the Persons designated by the Company, will authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of Global Notes, in exchange for such Global Notes.
(f)Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.
(g)Obligations with Respect to Transfers and Exchanges of Notes.
(i)To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes upon receipt of an Authentication Order in accordance with Section 2.03 of this Indenture or at the Registrar's request.
(ii)No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.07 and 9.05 of this Indenture).
(iii)Neither the Registrar nor the Company shall not be required to register the transfer of or exchange of (a) any Note selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an Interest Payment Date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or Interest Payment Date, as the case may be, or (c) a Note between a record date and the next succeeding interest payment date.
(iv)Prior to the due presentation for registration of transfer of any Note, the Company, the Guarantors, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(v)All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(vi)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.
(vii)The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03 of this Indenture.
(h)No Obligation of the Trustee.
(i)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note in global form shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
(ii)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including, without limitation, any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(i)Notwithstanding the foregoing paragraphs of this Section 2.07, the terms and provisions set forth in the following clauses (j) through (r) shall also apply to the Notes. To the extent that any of the terms and provisions of the following clauses (j) through (r) conflict with the express provisions of the foregoing paragraphs of this Section 2.07, the terms and provisions of such clauses (j) through (r) shall govern and be controlling.
(j)Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
(i)the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;
(ii)the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Global Note be exchanged by the Company for Definitive Notes prior to the expiration of the Restricted Period; or

(iii)there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary notifies the Trustee in writing of its decision to exchange the applicable Global Note for Definitive Notes.
Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 of this Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Sections 2.08 or 2.11 of this Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(j), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (e), (k), (l) or (o) hereof.
(k)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(k)(i);
(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(k)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)both:
(1)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(2)instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)both:
(1)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(2)instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.
Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(o) hereof, the requirements of this Section 2.07(k)(ii) with respect to the exchange of the Initial Notes for the Exchange Notes shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(q) hereof.
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(k)(ii) above and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof: and
(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).
(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(k)(ii) above and:
(A)such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company:
(B)such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C)such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D)the Registrar receives the following:
(1)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an

Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(2)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(l)Transfer or Exchange of Beneficial Interests for Definitive Notes.
(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.07(b) and (e), if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or another available exemption, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such beneficial interest is being transferred to the Company or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(q) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(l) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(l)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.07(b) and (e), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
(A)such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B)such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C)such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D)the Registrar receives the following:
(1)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(2)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act;
(iii)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.07(b) and (e), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(k)(ii) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(q) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(l)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant in accordance with Applicable Procedures. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(l)(iii) will not bear the Private Placement Legend.
(m)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or any other exemption from the registration requirements of the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or
(E)if such Restricted Definitive Note is being transferred to the Company or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof.
the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, and, in the case of clause (C) above, the Regulation S Global Note.
(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(A)such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C)such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D)the Security Registrar receives the following:
(1)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(2)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(m)(ii), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of this Indenture, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(n)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(n), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(n).
(i)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(ii)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if,
(A)such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B)such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C)such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D)the Registrar receives the following:
(1)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(2)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(o)Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.03 of this Indenture, the Trustee will authenticate:
(i)one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange or transfer in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and/or
(ii)subject to Section 2.07(b) and (e), Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.
Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.
(p)Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
(i)Private Placement Legend.
(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER
(1) REPRESENTS THAT
(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; OR
(B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND
(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY
(A) TO THE COMPANY OR A SUBSIDIARY OF THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,
(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR
(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”
(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (k)(iv), (l)(ii), (l)(iii), (m)(ii), (m)(iii), (n)(ii), (n)(iii) or (o) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(ii)Global Note Legend. Each Global Note will bear a legend in substantially the following form
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR

ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(q)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
SECTION 2.08 Replacement Notes.
If any mutilated Note is surrendered to the Trustee, or if the Holder of a Note claims that such Note has been destroyed, lost or stolen and the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of such Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. If required by the Trustee, any Guarantor or the Company, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, each Guarantor, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge a Holder for their expenses in replacing a Note.
Every replacement Note is an additional obligation of the Company.
SECTION 2.09 Outstanding Notes.
Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder and those described in this Section 2.09 as not outstanding.
If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

A Note does not cease to be outstanding because the Company, a Guarantor or another Affiliate of the Company or an Affiliate of a Guarantor holds such Note.
SECTION 2.10 Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company, a Guarantor or any other obligor upon the Notes or any Affiliate of the Company or a Guarantor or of such other obligor shall be disregarded, except that, for the purpose of determining whether the Trustee shall be protected in relying upon any such direction, amendment, supplement, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.
SECTION 2.11 Temporary Notes.
Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes, but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under the Indenture as Definitive Notes.
SECTION 2.12 Cancellation.
The Company or any Guarantor at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment or redemption. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, redemption, replacement or cancellation. Unless the Company shall direct in writing that canceled Notes be returned to it, after written notice to the Company all canceled Notes held by the Trustee shall be disposed of in accordance with the customary procedures of the Trustee, and the Trustee shall maintain a record of their disposal. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.
SECTION 2.13 Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Notes and in Section 4.01. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date selected by the Company, the Company (or the Trustee, in the name of and at the expense of the Company upon 20 days' prior written notice from the Company setting forth such special record date and the interest amount to be paid) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
SECTION 2.14 CUSIP Numbers.
The Company in issuing the Notes may use “CUSIP” numbers and corresponding “ISINs” (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers and corresponding “ISINs” in notices of redemption as a convenience to the Holders thereof; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers or corresponding “ISINs”.
SECTION 2.15 Issuance of Additional Notes.
After the Initial Issuance Date, the Company shall be entitled, subject to its compliance with Section 4.09, to issue Additional Notes under the Indenture, which shall have identical terms as the Initial Notes issued on the Initial Issuance Date, other than with respect to the date of issuance, the initial issuance price and the first interest payment date. With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officer's Certificate, a copy of each which shall be delivered to the Trustee and upon which the Trustee shall be fully protected in relying, the following information:
(a)the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture;
(b)the issue date and the CUSIP number of such Additional Notes;
(c)the date from which interest shall accrue on such Additional Notes; and
(d)such Officer's Certificate shall comply with the terms of Section 12.05.
The Company shall also deliver to the Trustee an Opinion of Counsel which shall state:
(1)that the form of such Notes has been established by or pursuant to a resolution of the Board of Directors in accordance with Sections 2.02 and 2.03 and in conformity with the provisions of this Indenture;
(2)that the terms of such Notes have been established in accordance with Section 2.02 and in conformity with the other provisions of this Indenture; and
(3)that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.
SECTION 2.16 Registration Rights Agreement.
The Company and Holders of the Notes shall each have the benefits and obligations provided for in the Registration Rights Agreement.
SECTION 2.17 References to Interest Include Liquidated Damages, if Any.
Each reference to “interest” appearing in this Indenture, the Notes and Guarantees shall be deemed to refer to “interest and Liquidated Damages, if any.”
ARTICLE III
REDEMPTION AND PURCHASE
SECTION 3.01     Notice to the Trustee.
If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.08 hereof, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed. Except as provided in Section 3.03, the Company shall so notify the Trustee at least 31 days before the redemption date (unless a shorter notice shall be satisfactory to the Trustee) by delivering to the Trustee an Officer's Certificate stating that such redemption will comply with the provisions of the Indenture and of the Notes. Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect.

SECTION 3.02 Selection of Notes to Be Redeemed.
If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate or require unless otherwise required by law or applicable stock exchange or depositary requirements. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed portion will be issued in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption.
The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. No Notes of $2,000 or less in principal amount can be redeemed or purchased in part. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.
For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any of the Notes redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.
SECTION 3.03 Notice of Redemption.
Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each Holder whose Notes are to be redeemed at the address of such Holder appearing in the register of Notes maintained by the Registrar, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles VIII and XI hereto.
All notices of redemption shall identify the Notes to be redeemed and shall state:
(1)the redemption date;
(2)the redemption price (or the method by which it will be calculated);
(3)that, unless the Company and the Guarantors default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;
(4)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)the name and address of the Paying Agent; and
(7)the CUSIP number, if any, relating to the Notes and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request with four days' notice prior to mailing the notice of redemption (or such shorter time as agreed by the Trustee), by the Trustee in the name and at the expense of the Company.
SECTION 3.04 Effect of Notice of Redemption.
Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the redemption price, but interest installments due on or prior to such redemption date will be payable on the relevant interest payment dates to the Holders of record of such Notes at the close of business on the relevant record dates. In connection with any redemption of notes (including with the net cash proceeds of a Qualified Equity Offering), any such redemption and any related notice may, at the Company's discretion, be subject to one or more conditions precedent, including the consummation of a Change of Control, an incurrence of Indebtedness and the consummation of a Qualified Equity Offering.
SECTION 3.05 Deposit of Redemption Price.
On or prior to 11:00 a.m., New York City time, on any redemption date, the Company or a Guarantor will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption of and accrued interest, if any, on all Notes to be redeemed or on that date. The Trustee or the Paying Agent will promptly return to the Company or such Guarantor any money deposited with the Trustee or the Paying Agent by the Company or such Guarantor in excess of the amounts necessary to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed.
If the Company or a Guarantor complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except for the right to receive the redemption price of, accrued interest, if any, and Additional Amounts, if any, on such Notes upon surrender of such Notes. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Additional Amounts, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption (which notice is not revoked) is not so paid upon surrender for redemption because of the failure of the Company or a Guarantor to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful, on any interest and Additional Amounts, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
SECTION 3.06 Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder of such Note at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
SECTION 3.07 Purchase of Notes.
The Company, any Guarantor or any Affiliate of the Company or any Guarantor may, subject to applicable law, at any time purchase or otherwise acquire Notes in the open market or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Notes. Any Notes purchased or acquired by the Company or a Guarantor may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 2.12 shall apply to all Notes so delivered.
SECTION 3.08 Optional Redemption.
(a)On and after December 15, 2017, the Notes will be subject to redemption on one or more occasions at the option of the Company, in whole or in part at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on December 15 of the years indicated below:

Year	Percentage
2017	103.875%
2018	102.583%
2019	101.292%
2020 and thereafter	100%
On or prior to December 15, 2015, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes issued after the Initial Issuance Date) at a redemption price equal to 107.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Qualified Equity Offerings, provided that:
(1)at least 65% of the aggregate principal amount of Notes (including any Additional Notes) issued remains outstanding immediately after the occurrence of each such redemption; and
(2)each such redemption occurs within 180 days of the date of the closing of each such Qualified Equity Offering.
Prior to December 15, 2017, the Company may at its option on one or more occasions redeem all or part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).
(b)The Company (which, for the purposes of this Section 3.08(b) refers to a Person succeeding the Company that is organized or existing in a Permitted Foreign Jurisdiction) may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days' prior written notice to the Holders of the Notes (which notice will be irrevocable and given in accordance with the procedures described in Section 3.03 hereof), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by us for redemption (a “Tax Redemption Date”) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Company is or would be required to pay Additional Amounts, and the Company cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, the appointment of a new paying agent), and the requirement arises as a result of:
(1)any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction affecting taxation, which change or amendment has not been publicly announced before and which becomes effective on or after the date on which the Tax Jurisdiction imposing the relevant withholding or deduction became the applicable Tax Jurisdiction under the Indenture; or
(2)any change in, or amendment to, the existing official position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application or interpretation has not been publicly announced before and becomes effective on or after the date on which the Tax Jurisdiction imposing the relevant withholding or deduction became the applicable Tax Jurisdiction under the Indenture).
In the case of Additional Amounts required to be paid as a result of the Company's conducting business other than in the place of its organization, such amendment or change must be announced and become effective on or after the date in which the Company begins to conduct business giving rise to the relevant withholding or deduction.
The Company will not give any such notice of redemption earlier than 60 days prior to the earliest date on which it would be obligated to make such payment or withholding if a payment in respect of the Notes were then due, and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of independent tax counsel to the effect that there has been such change or amendment which would entitle the Company to redeem such Notes hereunder. In addition, before the Company publishes or mails notice of redemption of the Notes, it will deliver to the Trustee an Officer's Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it.
The Trustee will accept, and will be entitled to rely solely on, such Officer's Certificate and Opinion of Counsel as conclusive proof of the existence and satisfaction of the conditions precedent as described in the immediately preceding paragraph, in which event such satisfaction of the conditions precedent will be conclusive and binding on the Holders.
For the avoidance of doubt, the implementation of European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to, such directive will not be a change or amendment for such purposes.
(c)Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
SECTION 3.09 Mandatory Redemption.
Except as set forth under Section 4.10 and Section 4.15, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.
SECTION 3.10 Offer to Purchase by Application of Excess Proceeds.
In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an Asset Sale Offer to all Holders to purchase Notes and, to the extent required by the terms of the Pari Passu Notes, to all holders of Pari Passu Notes, it will follow the procedures specified below.
The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and Pari Passu Notes as specified in Section 4.10(d) or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Notes validly tendered and not withdrawn in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;
(2)the Offer Amount, the purchase price and the Purchase Date;
(3)that any Note not properly tendered or accepted for payment will continue to accrue interest and Additional Amounts, if any;
(4)that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest and Additional Amounts, if any, on and after the Purchase Date;
(5)that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the end of the Offer Period;
(6)that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(7)that, if the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Notes surrendered by Holders or lenders, collectively, exceeds the Offer Amount, the Trustee shall select the Notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes (except that any Notes represented by a Note in global form will be selected by such method as the Depositary or its nominee or successor may require or, where the nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate), based on the amounts tendered or required to be redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and
(8)that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the principal amount of Notes or portions thereof required to be purchased pursuant to this Section 3.10 (or, if less than the Offer Amount has been tendered, all Notes tendered), and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, a Guarantor, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

ARTICLE IV
COVENANTS
SECTION 4.01 Payment of Notes.
The Company shall pay the principal of, and premium, if any, interest, if any, and Additional Amounts, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest, if any, and Additional Amounts, if any, shall be considered paid on the date due if the Paying Agent (other than the Company, a Guarantor or other Restricted Subsidiary) holds as of 11:00 a.m. New York time on that date money deposited by the Company or a Guarantor designated for and sufficient to pay all principal, premium, if any, interest, if any, and Additional Amounts, if any then due. Subject to Section 4.16, all payments made by the Company under or with respect to the Notes will be made free and clear of and without withhold or reduction for, or on account of, any Taxes (as used and defined in Section 4.16 hereof), unless the withholding or deduction of such Taxes is then required by law.
The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, at a rate equal to the then applicable interest rate on the Notes to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, and Additional Amount, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.
SECTION 4.02 Maintenance of Office or Agency.
The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, the Registrar or the Paying Agent) where Notes may be surrendered for registration of transfer or for exchange, where Notes may be presented for payment and where notices and demands to or upon the Company or a Guarantor in respect of the Notes and the Indenture may be served; provided, however that the Company may, at its option, pay interest on the Notes by check mailed to Holders of the Notes at their registered address as it appears in the Registrar's books; and, provided further, that a Holder of at least $10.0 million principal amount of the Notes had given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Additional Amounts, if any, on that Holder's Notes in accordance with those instructions. The Company will give prompt written notice to the Trustee and the Guarantors of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Guarantors with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of Wells Fargo Bank, National Association, as one such office or agency of the Company in accordance with Section 2.04.
SECTION 4.03 Reports; Financial Statements.
(a)Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Trustee and the Holders of Notes or post on a website maintained by the Company for such purpose within the time periods specified in the Commission's rules and regulations for non-accelerated filers, taking into account any extension of time, deemed filing date or safe harbor contemplated or provided for by Rule 12b-25 under the Exchange Act:
(1)all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms

(which, if permitted under applicable rules of the Commission, may be the quarterly or annual report of any direct or indirect parent of the Company so long as the Company and its Subsidiaries collectively constitute substantially all of the consolidated assets of such direct or indirect parent and such report contains reasonably detailed financial information with respect to any such direct or indirect parent, the Company and its Subsidiaries on a consolidated basis),10-Q and 10-K if the Company were required to file such Forms, including a “Management's Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and
(2)all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
So long as the Company is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, the Company's obligation to deliver the information referred to above shall be deemed satisfied upon the filing such information with the Commission using the EDGAR system (or its successor) and such information is publicly available; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor). Prior to any time during which the Company is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, the Company may satisfy its obligation to provide information required by the foregoing paragraph by including such information in a registration statement on Form 10 or amendment thereto filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on officer's certificates).
Notwithstanding anything to the contrary in this Section 4.03(a), if at any time the Company is not required to file or cause to be filed the reports required by this Section 4.03(a) with the Commission, the Company shall not be required to comply with Section 302 or 404 of the Sarbanes-Oxley Act of 2002, Items 307, 308, 402, 406, 407 or 601 (other than Item 601(b)(10)) of Regulation S-K, Rule 3-10 of Regulation S-X, Item 5, Item 14 or Item 15(b) of Form 10-K or Item 5.02(e) or Item 5.07 of Form 8-K in any report provided pursuant to this Section 4.03.
(b)If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, and such Unrestricted Subsidiaries' total assets (determined in accordance with GAAP) as of the end of the most recently completed fiscal year exceed an amount equal to 3% of the consolidated total assets of the Company and its Restricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in “Management's Discussion and Analysis of Financial Condition and Results of Operations”, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
(c)For so long as any Notes remain outstanding, the Company and the Guarantors will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
SECTION 4.04 Compliance Certificate.
(a)The Company and the Guarantors shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the Initial Issuance Date, a certificate signed by an Officer of the Company and each Guarantor, respectively, which need not constitute an Officer's Certificate, complying with TIA § 314(a)(4) and stating a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating that to the best of his or her knowledge the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto).
(b)The Company or any Guarantor shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days upon any Officer of the Company or such Guarantor, as the case may be, becoming aware of any Default or Event of Default under this Indenture, an Officer's Certificate specifying such Default or Event of Default and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto.
SECTION 4.05 Taxes.
The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
SECTION 4.06 Waiver of Stay, Extension and Usury Laws.
Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
SECTION 4.07 Limitation on Restricted Payments.
(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries), other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company;
(2)purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);
(3)make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes or any Subsidiary Guarantee (excluding (i) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, (ii) the purchase, redemption, defeasance or other acquisition of Indebtedness that is subordinated to the Notes or to any Subsidiary Guarantee purchased, redeemed, defeased or otherwise acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year after the date of purchase, redemption, defeasance or acquisition, and (iii) any payment of principal at the Stated Maturity thereof); or
(4)make any Restricted Investment; all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A)no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(B)the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.09(a); and
(C)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Initial Issuance Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8),  (9), (10), (12), (13), (14) and (16), but including, without duplication, Restricted Payments permitted by clause (1) of Section 4.07(b)), is less than the sum, without duplication, of:
(i)    50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day of the first quarter beginning after the Initial Issuance Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(ii)    100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities and property constituting Additional Assets, in each case received by the Company subsequent to the Initial Issuance Date (x) as a contribution to its common equity capital or (y) from the issue or sale since the Initial Issuance Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or Indebtedness of the Company that has been converted into or exchanged for such Equity Interests (other than (I) any such Equity Interests, Disqualified Stock or Indebtedness sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary, unless such loans have been repaid with cash on or prior to the date of determination, (II) Disqualified Stock or other Indebtedness that has been converted into Disqualified Stock, and (III Excluded Contributions); plus
(iii)    with respect to any Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person after the Initial Issuance Date:

(a)
to the extent that after the Initial Issuance Date, any such Restricted Investment is sold or otherwise disposed of (other than to the Company or a Subsidiary), liquidated, repurchased, redeemed, or repaid, an amount equal to the aggregate amount received by the Company or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof); plus

(b)
with respect to any such Restricted Investment in a Person that, after the Initial Issuance Date, becomes a Restricted Subsidiary or is merged or consolidated with the Company or a Restricted Subsidiary, an amount equal to the Fair Market Value of the Company's Restricted Investment in such Person at such time; plus

(c)
(1) the aggregate amount of cash and the Fair Market Value of property other than cash received by the Company or any Restricted Subsidiary from a distribution or dividend from an Unrestricted Subsidiary, and (2) to the extent that after the Initial Issuance Date any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary or is merged or consolidated with or into, or transfers or otherwise disposes of its properties or assets to, or is liquidated into, the Company or any Restricted Subsidiary, the Fair Market Value of the Restricted Investment made by the Company or any of its Restricted Subsidiaries in such Subsidiary (or the property or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation.

(b)The preceding provisions of this Section 4.07 will not prohibit any of the following:
(1)the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Indenture;
(2)(i) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of, the Company (other than any Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary of the Company or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), or from the substantially concurrent contribution of common equity capital to the Company, in each case other than with Excluded Contributions, with a sale or contribution being deemed substantially concurrent if such Restricted Payment occurs not more than 120 days after such sale or contribution; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (4)(C)(ii) of Section 4.07(a) and (ii) if proceeds of any offering of Equity Interests contemplated by sub-clause (i) are used to repurchase, redeem or retire Disqualified Stock and immediately prior to such acquisition or retirement of such Disqualified Stock, dividends thereon were permitted pursuant to clause (16) of this Section 4.07(b), dividends on such Equity Interests in an aggregate amount per annum not exceeding the aggregate amount per annum of dividends so permitted on the repurchased, redeemed or retired Disqualified Stock;
(3)the defeasance, redemption, repurchase, retirement or other acquisition of Indebtedness subordinated to the Notes or the Subsidiary Guarantees with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;
(4)the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the Company or any of its Restricted Subsidiaries (and if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other holders of its Capital Stock on a pro rata basis);
(5)so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any current or former employee, officer, consultant or director of the Company or any of its Restricted Subsidiaries; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any calendar year (with any portion of such $3.0 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount) plus, to the extent not previously applied or included, (i) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from sales of Equity Interests (other than Disqualified Stock) to employees or directors of the Company or its Restricted Subsidiaries that occur after the Initial Issuance Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (4)(C)(ii) of Section 4.07(a)) and (ii) the net cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the Initial Issuance Date;
(6)the purchase, redemption or other acquisition or retirement for value of (i) Equity Interests by the Company (or loans, advances, dividends or distributions by the Company to any direct or indirect parent to permit such parent to repurchase or otherwise acquire its Equity Interests) in connection with the exercise of stock options, stock appreciation rights, warrants or other rights to acquire Equity Interests by way of cashless exercise or (ii) Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy any tax;
(7)any purchase, redemption, defeasance or other acquisition or retirement of any Indebtedness subordinated to the Notes or the Subsidiary Guarantees from Net Proceeds from an Asset Sale or in the event of a Change of Control, in each case only if prior to or simultaneously with such purchase, redemption, defeasance or other acquisition or retirement, the Company has made the Asset Sale Offer or Change of Control Offer, as applicable, as provided Section 4.10 or Section 4.15 as applicable, with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Asset Sale Offer or Change of Control Offer;
(8)cash payments in lieu of the issuance of fractional shares of the Company (or loans, advances, dividends or distributions by the Company to any direct or indirect parent to allow such parent to make payments in lieu of issuance of fractional shares of such parent);
(9)the payment of dividends, other distributions or other amounts to SEACOR or any other direct or indirect parent of the Company in amounts required for such parent company to pay federal, state or local income taxes (as the case may be) imposed directly on such parent company to the extent such income taxes are attributable to the income of the Company and/or any of its Subsidiaries by virtue of such parent company being the common parent of a consolidated, combined or similar tax group which the Company and/or any of its Subsidiaries are members or by virtue of the Company being a disregarded entity deemed to be owned by a corporate parent; provided, however, the amount of such dividends or other distributions for any taxable period shall not exceed the amount of such taxes that the Company and/or its Subsidiaries, as applicable, would have been required to pay if the Company and/or its Subsidiaries, as applicable, had been a stand-alone corporate taxpayer (or stand-alone corporate group);
(10)the payment of dividends, other distributions or other amounts by the Company to, or the making of loans to, SEACOR or any direct or indirect parent, in the amount required for such parent to, if applicable: (i) pay amounts equal to the amounts required for any direct or indirect parent of the Company to pay customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent of the Company, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Company, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Company, if applicable, and its Restricted Subsidiaries and (ii) the payment of dividends, other distributions or other amounts by the Company to SEACOR or any other director or indirect parent of the Company for management, consulting, monitoring and advisory fees in an aggregate amount in any fiscal year not to exceed $2.0 million;
(11)other Restricted Payments in an aggregate amount not to exceed the greater of (i) $30.0 million and (ii) 3.0% of Consolidated Net Tangible Assets;
(12)any repurchase, redemption or retirement of Equity Interests of the Company, including SEACOR Preferred Shares, in connection with the Spin-Off, substantially on the terms described in the Offering Memorandum;
(13)investments or other Restricted Payments that are made with Excluded Contributions;
(14)the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries;
(15)the payment of dividends on the Company's common stock of up to 6.0% per annum of the net proceeds received by the Company from any public offering of common stock; and
(16)(i) the declaration and payment of dividends or distributions to holders of (x) the SEACOR Preferred Shares and (y) any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in accordance with Section 4.09 and (ii) any payment of any redemption price or liquidation value of (x) the SEACOR Preferred Shares, or (y) any other Disqualified Stock when due in accordance with its terms.
For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1)-(16) of Section 4.07(b) or as a Permitted Investment, the Company will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section.
(c)The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if the Subsidiary to be so designated has total consolidated assets of $1,000 or less or, if such Subsidiary has consolidated assets greater than $1,000, the Company would be permitted to make such Restricted Payment at such time and, in each case, if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under $40.0 million, by an Officer of the Company and, in the case of amounts greater than or equal to $40.0 million, by the Board of Directors of the Company, whose resolution with respect thereto will be delivered to the Trustee.
SECTION 4.08 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.
(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (ii) pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;
(2)make loans or advances to the Company or any of its Restricted Subsidiaries; or
(3)transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
(b)The provisions of Section 4.09(a) will not prohibit encumbrances or restrictions existing under or by reason of:
(1)(i) agreements governing the Revolving Credit Facility, Hedging Obligations, any instrument governing Existing Indebtedness or any other agreement or instrument, each as in effect on the Initial Issuance Date and (ii) agreements governing Indebtedness permitted to be incurred under Section 4.09; provided that, in the case of clause (ii) the encumbrances and restrictions therein are not materially more restrictive, taken as a whole, than those contained in (x) the Indenture and the Notes or (y) agreements or instruments in effect on the Initial Issuance Date, in each case as determined by the Company in its reasonable and good faith judgment;
(2)the Indenture and the Notes;
(3)applicable law, rule, regulation or order or similar restriction;
(4)any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;
(5)customary non-assignment provisions in contracts, licenses and leases entered into in the ordinary course of business and consistent with past practices;
(6)any Liens, mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent the encumbrances or restrictions they contain restrict the transfer of the properties or assets subject to such Liens, mortgages, pledges or other security agreements;
(7)agreements governing purchase money obligations, mortgage financings and Capital Lease Obligations and other Indebtedness of the type permitted to be incurred pursuant Section 4.09(b)(9), in each case incurred in compliance with such Section;
(8)any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its properties or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or properties or assets of such Restricted Subsidiary (or the properties or assets that are subject to such restriction) pending the closing of such sale or disposition;
(9)customary provisions in bona fide contracts for the sale of properties or assets;
(10)customary provisions in joint venture agreements and similar agreements that restrict the transfer of interests in the joint venture or applicable Person;

(11)provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, agreements governing Sale/Leaseback Transactions, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into (i) in the ordinary course of business or (ii) with the approval of the Company's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
(12)restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business;
(13)encumbrances or restrictions with respect to property under a charter, lease or other agreement that has been entered into in the ordinary course for the employment, charter or other hire of such property;
(14)any agreement or instrument relating to any property or assets acquired after Initial Issuance Date in effect at the time of such acquisition, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisition;
(15)the issuance of Preferred Stock by a Restricted Subsidiary of the Company or the payment of dividends thereon in accordance with the terms thereof; provided that the terms of such Preferred Stock do not expressly restrict the ability of a Restricted Subsidiary of the Company to pay dividends or make any other distributions on its Equity Interests (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Equity Interests);
(16)agreements governing Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined by the Company in its reasonable and good faith judgment;
(17)restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and
(18)any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (17) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refunding, replacements or refinancings, in the good faith judgment of the Company, (i) do not in the good faith judgment of the Company materially reduce the total amounts that may be paid, lent, advanced or transferred to the Company or any of its Restricted Subsidiaries under clauses (1), (2) and (3) of this Section 4.08(b) or (ii) are no more restrictive as a whole with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.09 Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.
(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” or an “incurrence”) any Indebtedness, the Company will not, and will not permit any Guarantor to, issue any Disqualified Stock and the Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any shares of Preferred Stock; provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness, the Company and any Guarantor may issue Disqualified Stock, and any Restricted Subsidiaries of the Company that are not Guarantors may issue any shares of Preferred Stock, if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness, Disqualified Stock or Preferred Stock had been incurred or issued, as the case may be, at the beginning of such four-quarter period.
(b)The provisions of Section 4.09(a) will not prohibit:
(1)the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under any Revolving Credit Facility and the issuance and creation of letters of credit and bankers' acceptances thereunder, in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $250.0 million (or the equivalent thereof in any other currency or currency unit) and (ii) 30% of Consolidated Net Tangible Assets, determined as of the date of each such incurrence;
(2)the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;
(3)the incurrence by the Company and its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculation;
(4)the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the Notes (other than Additional Notes), the Subsidiary Guarantees and the Indenture;
(5)guarantees or co-issuances by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary incurred in accordance with the provisions of the Indenture;
(6)the incurrence of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, provided, however:
(A)if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;
(B)if a Guarantor is the obligor on such Indebtedness and the Company or a Guarantor is not the obligee, such Indebtedness is expressly subordinated in right of payment to the Subsidiary Guarantee of such Guarantor;

(7)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of judgment, appeal, bid, performance or surety bonds or other similar bonds or obligations issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such judgment, appeal, bid, performance or surety obligations or other similar bonds or obligations (in each case other than for an obligation for money borrowed);
(8)the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the Indenture to be incurred (other than pursuant to clause (1), (6), (11) and (14) of this Section 4.09(b));
(9)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, which may include Capital Lease Obligations, mortgage financings or purchase money obligations to finance the purchase, lease, construction, installation, design or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and related taxes and transaction costs in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $75.0 million and (ii) 7.5% of Consolidated Net Tangible Assets, determined as of the date of each such incurrence;
(10)Indebtedness of a Restricted Subsidiary outstanding on the date on which a Restricted Subsidiary, or assets relating to Indebtedness, were acquired by the Company or any of its Restricted Subsidiaries, or Indebtedness incurred by the Company or a Restricted Subsidiary to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary becomes a Restricted Subsidiary or is otherwise acquired by, or such assets are acquired by, the Company or any of its Restricted Subsidiaries; provided, however, that at the time such Restricted Subsidiary is acquired by the Company or on the date of such asset acquisition, as applicable, the Consolidated Interest Coverage Ratio for the Company's most recent four quarters for which internal financial statements are available, after giving pro forma effect to the acquisition and the incurrence of any related Indebtedness, would be either (i) at least 2.0 to 1.0 or (ii) equal to or greater than the Consolidated Interest Coverage Ratio determined for such four quarter period without giving effect to such acquisition and incurrence of Indebtedness;
(11)Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, holdbacks, earn outs or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;
(12)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;
(13)the incurrence by the Company or its Restricted Subsidiaries of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries;
(14)in addition to the items referred to in clauses (1) through (13) above and (15) and (16) below, the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount which, when taken together with the aggregate principal amount of all other Indebtedness incurred pursuant to this clause (14) and then outstanding, will not exceed the greater of (i) $50.0 million and (ii) 5% of Consolidated Net Tangible Assets, determined as of the date of each such incurrence;

(15)Indebtedness of the Company or any Restricted Subsidiary incurred in the ordinary course of business under guarantees of Indebtedness of customers or joint ventures in an aggregate amount at any one time outstanding not to exceed the greater of $10.0 million and 1.0% of Consolidated Net Tangible Assets; and
(16)Subordinated Indebtedness issuable upon the conversion or exchange of shares of Disqualified Stock issued pursuant to Section 4.09(a).
(c)The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Subsidiary Guarantee of such Guarantor, as the case may be, on substantially the same terms as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or of such Guarantor, as the case may be.
(d)For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this Section 4.09:
(1)subject to clause (2) below, in the event that Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Section 4.09(b) or is entitled to be incurred pursuant to Section 4.09(a), the Company, in its sole discretion, will be permitted to divide or classify such item of Indebtedness on the date of incurrence (or later classify, redivide or reclassify such Indebtedness, based on circumstances existing at such time, in its sole discretion), in any manner that complies with this Section 4.09;
(2)any Indebtedness under the Revolving Credit Facility on the Initial Issuance Date shall be considered incurred under Section 4.09(b)(1);
(3)guarantees of Liens securing, or obligations in respect of letters of credit or other similar interests relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;
(4)the principal amount of any Disqualified Stock of the Company or a Guarantor will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) and the liquidation preference thereof;
(5)Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness;
(6)the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and
(7)the reclassification of any lease or other liability of the Company or any of its Restricted Subsidiaries as Indebtedness due to a change of accounting principles after the Initial Issuance Date will not be deemed an incurrence of Indebtedness for purposes of this covenant.
Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock on Indebtedness, Disqualified Stock or Preferred Stock permitted by this Section 4.09, pursuant to the terms of such Indebtedness, Disqualified Stock or Preferred Stock without giving effect to any amendment, waiver or modification of such terms unless the incurrence of such Indebtedness, Disqualified Stock or Preferred Stock, giving effect to such amendment, waiver or modification, would have been permitted by this covenant, as of the date of its incurrence, will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (2) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
The Company will not permit any of its Unrestricted Subsidiaries to incur any Indebtedness, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this Section 4.09, the Company shall be in Default of this Section 4.09).
For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.
SECTION 4.10 Limitation on Asset Sales.
(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (provided such Fair Market Value shall be determined (i) as of the date of contractually agreeing to such Asset Sale and (ii) in good faith by an Officer of the Company or, if the consideration with respect to such Asset Sale exceeds $30.0 million, the Board of Directors of the Company) of the assets or Equity Interests issued or sold or otherwise disposed of; and
(2)at least 75% of the aggregate consideration received by the Company or its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the Initial Issuance Date is in the form of cash or Cash Equivalents; provided, however, that:
(A)any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or assumption agreement that releases the Company or such Restricted Subsidiary from further liability shall be deemed to be cash for purposes of this provision;
(B)any Marketable Securities received by the Company or such Restricted Subsidiary from such transferee that are converted within 90 days after such Asset Sale by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) shall be deemed to be cash for purposes of this provision;
(C)any securities, notes or other obligations (other than Marketable Securities) received by the Company or such Restricted Subsidiary from such transferee that are converted within 180 days after such Asset Sale by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) shall be deemed to be cash for purposes of this provision; and
(D)any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed the greater of (x) $15.0 million and (y) 1.5% of Consolidated Net Tangible Assets, at the time of receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed cash for the purposes of this provision;
provided that in the case of any Asset Sale pursuant to a condemnation, appropriation or similar taking, including by deed in lieu of condemnation, such Asset Sale shall not be required to satisfy the requirements of items (1) and (2) of this Section 4.10(a).
(b)Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply such Net Proceeds to any combination of the following:
(1)permanently repay, redeem, purchase or cash collateralize the principal of any senior Indebtedness of the Company or any Restricted Subsidiary; or
(2)to acquire or invest in (including by way of a purchase of assets or stock, merger, consolidation or otherwise) Additional Assets or to make a capital expenditure; provided that the requirements of this clause (2) will be deemed to be satisfied if an agreement committing to make the acquisitions, investments or expenditures referred to above is entered into by the Company or any of its Restricted Subsidiaries within 365 days after the receipt of such Net Proceeds with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment in accordance with such agreement within 180 days after such 365-day period, and if such Net Proceeds are not so applied within such 180-day period, then such Net Proceeds will constitute Excess Proceeds (as defined below).
(c)Pending the final application of any such Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings, including borrowings under the Revolving Credit Facility, or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.
(d)Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will be deemed to constitute “Excess Proceeds”. On the 366th day after the Asset Sale (or, at the Company's option, such earlier date), if the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will be required to make an offer (an “Asset Sale Offer”) to all Holders of Notes and, to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Sale (“Pari Passu Notes”), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use any remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount that the Company is required to repurchase, the Trustee shall select the Notes, and the Company shall select such Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes (except that any Notes represented by a Note in global form will be selected by such method as the Depositary or its nominee or successor may require or, where the nominee or successor is the

Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate), based on the amounts tendered or required to be redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero and any Net Proceeds that were formerly Excess Proceeds may be used for any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any subordinated Indebtedness or Disqualified Stock).
If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amount, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no other interest or Additional Amounts, if any, will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of compliance with such laws and regulations.
SECTION 4.11 Limitation on Transactions with Affiliates.
(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any properties or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:
(1)such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary in arm's-length dealings with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary; and
(2)the Company delivers to the Trustee:
(A)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above; and
(B)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors of the Company approving the Affiliate Transaction approved by a majority of the disinterested members thereof (or if the Board of Directors has no disinterested directors, all of the members of the Board of Directors);
provided that the requirements of clause (2) above are not applicable to any Affiliate Transactions in the ordinary course of business with an Affiliate engaged in any business conducted by the Company or any of its Subsidiaries or joint ventures on the Initial Issuance Date (or a business that is reasonably complementary or related to the foregoing or developments, extensions or expansions of the foregoing).
(b)The following shall be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

(1)any employment agreement, employee benefit plan, any other employee compensation plan or arrangement, officer or director indemnification agreement, director compensation package, severance agreement, collective bargaining agreement, consulting agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business with any present or former director, employee or consultant of the Company, any Restricted Subsidiary or any Affiliate of the Company, and payments, awards, grants or issuance of securities pursuant thereto;
(2)transactions between or among the Company and its Restricted Subsidiaries;
(3)Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture;
(4)loans or advances to officers, directors, employees and consultants of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries and other advances to employees in an aggregate amount not to exceed $2.0 million outstanding at any one time;
(5)customary compensation, indemnification and other benefits made available to officers, directors, employees or consultants of the Company or a Restricted Subsidiary or Affiliate of the Company, including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance;
(6)transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or indirectly, an Equity Interest in, or otherwise controls, such Person;
(7)any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee an opinion, from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of Section 4.11(a);
(8)sales of Equity Interests (other than Disqualified Stock) to, or receipt of capital contributions from, Affiliates of the Company;
(9)transactions pursuant to agreements or arrangements in effect on the Initial Issuance Date that are described in the Offering Memorandum, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, is not materially more disadvantageous to the Company and its Restricted Subsidiaries, taken as a whole, than the agreement or arrangement in existence on the Initial Issuance Date;
(10)any transactions entered into in connection with the Spin-Off, including pursuant to the Distribution Agreement, the Tax Matters Agreement, the Amended and Restated Transition Services Agreement, the Employee Matters Agreement and the Series B Exchange Agreement, and including the payment of any expense of SEACOR and its subsidiaries (other than the Company and its Subsidiaries) incurred in connection with the Spin-Off, in each case, to the extent approved by the Board of Directors of the Company and disclosed in the Offering Memorandum;
(11)pledges of Equity Interests of Unrestricted Subsidiaries; and
(12)transactions entered into in good faith which provide for shared services and/or facilities arrangements and which provide cost savings and/or other operational efficiencies.

SECTION 4.12 Limitation on Liens.
(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, except Permitted Liens, to secure (1) any Indebtedness of the Company or such Restricted Subsidiary (if it is not also a Guarantor), unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured, or (2) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantees are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees.
(b)Any Lien on any property or assets of the Company or any of its Restricted Subsidiaries created for the benefit of the Holders of the Notes pursuant to Section 4.12(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged at such time as (i) there are no other Liens of any kind, except Permitted Liens, on such property or assets securing Indebtedness, (ii) in the case of any Lien in favor of a Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of the Indenture and (iii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all the Equity Interests held by the Company or any Restricted Subsidiary in, or all or substantially all of the assets of, any Restricted Subsidiary in accordance with the terms of the Indenture.
SECTION 4.13 Additional Subsidiary Guarantees.
If after the Initial Issuance Date, any U.S. Subsidiary that is not a Guarantor shall guarantee the payment by the Company or any Subsidiary Guarantor of any Indebtedness of the Company or any such Subsidiary Guarantor under the Revolving Credit Facility or any Material Indebtedness, then such U.S. Subsidiary shall, within 30 days thereof, execute a supplement to the Indenture providing for a Subsidiary Guarantee and deliver an Opinion of Counsel in accordance with the terms of the Indenture.
SECTION 4.14 Corporate Existence.
Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.
SECTION 4.15 Offer to Repurchase Upon Change of Control.
(a)If a Change of Control Trigger Event occurs, the Company will be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (the “Change of Control Payment”). Within 30 days following a Change of Control Trigger Event, the Company will send a notice to each Holder and the Trustee describing the transaction that constitutes the Change of Control Trigger Event and stating:
(1)that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes or portions thereof properly tendered and not withdrawn will be accepted for payment;
(2)the Change of Control Payment and the purchase date, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);
(3)that any Note not properly tendered will continue to accrue interest and Additional Amounts, if any;
(4)that if the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest and Additional

Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer;
(5)that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;
(6)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date;
(7)that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(8)that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Trigger Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Section 4.15 by virtue of compliance with such laws and regulations.
On or before the Change of Control Payment Date, the Company will, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all such Notes or portions thereof so tendered and not withdrawn; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
(b)The Paying Agent will promptly mail to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes (or if all Notes are then in global form, make such payment through the facilities of the Depositary), and the Trustee will promptly authenticate and mail to each Holder of a Definitive Note, a new Note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, then, on such Change of Control Payment Date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer.
Payment of the Change of Control Payment for a Note properly tendered and not withdrawn prior to the expiration of the Change of Control Offer is conditioned upon delivery of such Note (together with necessary endorsements) to the Paying Agent (whether prior to, on or after the Change of Control Payment Date), which delivery may be in book-entry form in accordance with the Applicable Procedures for Notes issued in global form. The Change of Control Payment for such Note will be made promptly following the later of the Business Day following the Change of Control Payment Date or the time of delivery of such Note.
(c)Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer following a Change of Control Trigger Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption with respect to all outstanding Notes has been given pursuant to Section 3.08 unless and until there is a default in payment of the applicable redemption price.
(d)A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control Trigger Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. In such case, a notice shall be mailed to holders of the notes at least 30 days prior to the Change of Control Payment Date indicating that the Change of Control Payment Date will be no later than the date on which the Change of Control is consummated.
(e)In the event that not less than 90% of the aggregate principal amount of the then outstanding Notes are properly tendered and not withdrawn under a Change of Control Offer and the Company purchases all such Notes, the Company will have the right, upon not less than 30 nor more than 60 days' prior written notice, given not more than 30 days following the Change of Control Payment Date, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Sections 3.01, 3.03, 3.04 and 3.05 shall be applicable to any such redemption.
SECTION 4.16 Payment of Additional Amounts by a Foreign Successor Issuer.
(a)In the event that the Company is succeeded by an entity organized or existing in a Permitted Foreign Jurisdiction as permitted by Section 5.01 and if any deduction or withholding for, or on account of, any Taxes (as defined below) imposed or levied by or on behalf of (1) any jurisdiction in which the Company (which, for purposes of this Section, refers to the Person succeeding the Company) or any Guarantor, is then incorporated, engaged in business, organized or otherwise resident or treated as resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of the Company (including, without limitation, the jurisdiction of any Paying Agent) (each of (1) and (2), a “Tax Jurisdiction” which, for the avoidance of doubt, shall not include the United States, any state thereof or the District of Columbia), will at any time be required to be made from any payments made under or with respect to the Notes, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Company will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder or beneficial owner of Notes after such withholding, deduction or imposition (including any such withholding, deduction or imposition from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:
(1)any Taxes to the extent such Taxes would not have been imposed but for the Holder or the beneficial owner of the Notes being a citizen or resident or national of, or incorporated in, the relevant Tax Jurisdiction in which such Taxes are imposed or having any other present or former connection with the relevant Tax Jurisdiction other than the mere acquisition, holding, exercise or enforcement of rights, or receipt of payment in respect of the Notes;
(2)any Taxes to the extent such Taxes are imposed or withheld as a result of the failure of the Holder of the Note or beneficial owner of the Note to comply, to the extent such Holder is legally entitled, with any reasonable written request, made by the Company or any Guarantor to that Holder or beneficial owner in writing at least 90 days before any such withholding or deduction would be payable, to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any valid and timely declaration or similar claim or satisfy any certification information or other reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to any exemption from or reduction in all or part of such Taxes;
(3)any Taxes to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);
(4)any estate, inheritance, gift, sale, personal property or similar Taxes;
(5)any Taxes withheld, deducted or imposed on a payment to an individual and that are required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to, such directive;
(6)any Taxes to the extent imposed on or with respect to any payment made to a holder of notes who would have been able to avoid such withholding or deduction by presenting the relevant note to another Paying Agent in a member state of the European Union;
(7)any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes; or
(8)any combination of items (1) through (7) above.
For purposes of this Section 4.16, “Taxes” means any present or future tax, duty, assessment, or other governmental charge of whatever nature imposed, levied, collected, withheld or assessed, including any penalties and interest related thereto.
The Company also will not pay any Additional Amounts to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Note.
(b)In addition to Section 4.16(a) above, if the Company is succeeded by an entity organized or existing in a Permitted Foreign Jurisdiction as permitted by Section 5.01, the Company or a Guarantor, as applicable, will also pay and indemnify the Holder for any present or future stamp, issue, registration, value added, court or documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and any other reasonable expenses related thereto) or Taxes which are levied by any Tax Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, the Indenture, any Subsidiary Guarantee, or any other document or instrument referred to therein or the receipt of payments with respect thereto. In addition, the Company will at all times maintain a Paying Agent in a European Union member state that will not be obliged to withhold or deduct amounts for or on account of tax under Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, that Directive.
(c)If the Company or any Guarantor becomes obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Subsidiary Guarantee, the Company or any Guarantor, as applicable, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company will notify the Trustee promptly in writing after such obligation arises (and in any event within five Business Days thereof)) an Officer's Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer's Certificate must also set forth any other information reasonably necessary to enable the paying agents to pay Additional Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer's Certificate as conclusive proof that such payments are necessary.
(d)The Company or any Guarantor, as applicable, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. Upon request, the Company or any Guarantor, as applicable, will provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation evidencing the payment of any Taxes so deducted or withheld and will attach to each official receipt or other documentation an Officer's Certificate stating the amount of such Taxes paid per $1,000 principal amount of the Notes then outstanding. Upon request, copies of those official receipts or other documentation, as the case may be, will be made available by the Trustee to the Holders of the Notes.
(e)The Company and the Guarantors, jointly and severally, will reimburse the Holders of the Notes, upon written request of such Holder of Notes and appropriate proof of payment for the amount of (i) any Taxes levied or imposed by a Tax Jurisdiction and payable by such Holder or the applicable beneficial owner in connection with payments made under or with respect to the Notes held by such Holder or any Note guarantee; and (ii) any Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by the applicable beneficial owner after such reimbursement will not be less than the net amount such beneficial owner would have received if the Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed, provided, however, that the indemnification obligation provided for in this Section 4.16(e) shall not extend to Taxes imposed for which the Holder or beneficial owner of the Notes would not have been eligible to receive payment of Additional Amounts hereunder by virtue of clauses (1) through (7) in Section 4.16(a) above or to the extent such Holder or beneficial owner received Additional Amounts with respect to such payments.
(f)Whenever in the Indenture or the Notes, there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
(g)The obligations of the Company and the Guarantors under this Section 4.16 will survive termination, defeasance or discharge of the Indenture, any transfer by a Holder or beneficial owner of its Notes and will apply mutatis mutandis to any jurisdiction in which any successor person to the Company or any Guarantor is incorporated, engaged in business or resident for tax purposes or any jurisdiction from or through which such person makes any payment on the Notes (or any Subsidiary Guarantee) and any department or political subdivision thereof or therein.
SECTION 4.17 Changes in Covenants Upon an Investment Grade Rating Event.
If an Investment Grade Rating Event occurs and no Default or Event of Default has occurred and is continuing under the Indenture, then upon delivery to the Trustee of an Officer's Certificate to the foregoing effect,
(a)each of the covenants contained in the following Sections will cease to apply to the Company and its Restricted Subsidiaries:
(1)Section 4.07 (Limitation on Restricted Payments);
(2)Section 4.08 (Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries);
(3)Section 4.09 (Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock);
(4)Section 4.10 (Limitation on Asset Sales);

(5)Section 4.11 (Limitation on Transactions with Affiliates);
(6)Section 4.12 (Limitation on Liens);
(7)Section 4.13 (Additional Subsidiary Guarantees);
(8)clause (4) of Section 5.01(a) (Limitation on Mergers, Consolidations and Sales of Assets); and
(b)the following covenants will apply to the Company and its Restricted Subsidiaries:
(1)Restrictions on Secured Indebtedness. If the Company or any Restricted Subsidiary incurs any Indebtedness secured by a Lien (other than a Permitted Lien) on any asset or property of the Company or any Restricted Subsidiary, the Company or such Restricted Subsidiary will secure the Notes equally and ratably with (or at the Company's option, prior to) such secured Indebtedness so long as such Indebtedness is so secured, unless the aggregate amount of all Indebtedness secured by Liens (other than Permitted Liens), together with all Attributable Indebtedness of the Company and the Restricted Subsidiaries with respect to any Sale/Leaseback Transactions (with the exception of such transactions which are excluded as set forth in subclauses (A) through (D) of clause (2) below), would not exceed 12.5% of Consolidated Net Tangible Assets.
(2)Restrictions on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction, unless the aggregate amount of all Attributable Indebtedness with respect to such transaction plus all secured Indebtedness of the Company and the Restricted Subsidiaries (with the exception of Indebtedness secured by Permitted Liens) would not exceed 12.5% of Consolidated Net Tangible Assets outstanding at any time. The restriction in the preceding sentence shall not apply to, and there shall be excluded from Attributable Indebtedness in any computation under such restriction, any Sale/Leaseback Transaction if:
(A)the lease is for a period, including renewal rights, not in excess of three years;
(B)the sale of the asset or property subject to the Sale/Leaseback Transaction is made within 180 days after its acquisition, construction or improvements;
(C)the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; or
(D)the Company, within 365 days after the sale is completed, applies to the retirement of its Indebtedness or that of a Restricted Subsidiary or to make capital expenditures, or to the purchase of other assets or properties which will constitute Additional Assets, an amount not less than the greater of:
(i)    the net proceeds of the sale of the asset or property leased; and
(ii)    the fair market value (as determined by the Company in good faith) of the asset or property leased;
provided, however, that the amount to be applied to the retirement of Indebtedness or the purchase of other assets or properties shall be reduced by: (x) the principal amount of any of the Company's debentures or notes (including the Notes) or those of a Restricted Subsidiary surrendered within 180 days after such sale to the applicable trustee for retirement and cancellation; (y) the principal amount of Indebtedness, other than the items referred to in the preceding clause (x), voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale; and (z) associated transaction and other related expenses.

ARTICLE V
SUCCESSORS
SECTION 5.01 Limitations on Mergers, Consolidations and Sales of Assets.
(a)The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person, unless:
(1)the Company is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is (i) a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) an entity organized or existing under the laws of a Permitted Foreign Jurisdiction;
(2)the Person formed by or surviving any such consolidation or merger (if other than the Company), or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
(3)immediately after such transaction, no Default or Event of Default exists;
(4)except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, either (i) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth Section 4.09(a) or (ii) the Consolidated Interest Coverage Ratio of the Company or the Person formed by or surviving such transaction (if other than the Company) or to which such disposition shall have been made, calculated for the most recent four quarter period for which internal financial statements of the Company are available, after giving pro forma effect to such transaction and any related incurrence of Indebtedness, is (A) at least 2.0 to 1.0 or (B) equal to or greater than the Consolidated Interest Coverage Ratio of the Company determined for such period without giving effect to such transaction and incurrence of Indebtedness;
(5)in the case of clause (1)(ii) above, in the event that the Person formed by or surviving such transaction is organized in a jurisdiction that is different from the jurisdiction in which the obligor on the Notes was organized immediately before giving effect to the transaction:
(A)such Person has delivered to the Trustee an Opinion of Counsel satisfactory to the Trustee stating (x) that the obligations of such Person under the Indenture are enforceable under the laws of its formation subject to customary exceptions and (y) the Holders of Notes will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of the transaction and except as may result from a change in the source of any interest income, will be subject to U.S. federal income tax on the same amount and at the same times as would have been the case if such transaction had not occurred;
(B)such Person has agreed in writing to submit to New York jurisdiction and appoints an agent for the service of process in New York, each under terms reasonably satisfactory to the Trustee; and

(C)the Company's Board of Directors or the comparable governing body of the Person formed by or surviving such transaction determines in good faith that such transaction will not adversely affect the interests of the Holders of Notes in any material respect and a Board Resolution to that effect is delivered to the Trustee; and
(6)the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;
provided, however, that clause (4) of this 5.01(a) shall no longer be applicable from and after the occurrence of any Investment Grade Rating Event.
(b)For purposes of this Section 5.01, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.
(c)Section 5.01(a)(3) will not apply to any transaction in which the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof. Section 5.01(a) will not apply to any transaction in which any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company.
SECTION 5.02 Successor Person Substituted.
Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with Section 5.01, the successor formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under the Indenture and the Notes with the same effect as if such successor had been named as the Company herein; and thereafter, the predecessor company shall be relieved of all obligations and covenants under the Indenture, except that the predecessor Company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.
ARTICLE VI
DEFAULTS AND REMEDIES
SECTION 6.01 Events of Default.
Each of the following constitutes an “Event of Default” with respect to the Notes:
(1)a default in the payment when due of interest or Additional Amounts, if any, with respect to the Notes and such default continues for a period of 30 days;

(2)a default in the payment of the principal of or premium, if any, on the Notes when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;
(3)the failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with any of its obligations under Section 4.10 or Section 4.15 (other than a failure to repurchase Notes when due), or failure by the Company to comply with its obligations described under Section 5.01;
(4)the failure by the Company or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture, the Notes or any Subsidiary Guarantee (provided that, with respect to Section 4.03, the Company shall have not less than 120 days from the failure to comply with such Section to cure such failure);
(5)a default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Restricted Subsidiary, whether such Indebtedness exists on or is incurred after the Initial Issuance Date, which default:
(A)is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period;
(B)results in the acceleration of such Indebtedness prior to its express final maturity; or
(C)results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $35.0 million or more;
(6)the failure by the Company or any of its Restricted Subsidiaries to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $35.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 consecutive days;
(7)the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable against a Guarantor for any reason, except, in each case, by reason of the release of such Guarantor in accordance with the Indenture; and
(8)the Company, any Guarantor, or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(A)commences a voluntary case;
(B)consents to the entry of an order for relief against it in an involuntary case;
(C)consents to the appointment of a Bankruptcy Custodian for it or for all or substantially all of its property;
(D)makes a general assignment for the benefit of its creditors; or

(E)admits in writing it generally is not paying its debts as they become due.
(9)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:
(A)is for relief against the Company, any Guarantor or any Significant Subsidiary, as debtor in an involuntary case;
(B)appoints a Bankruptcy Custodian of the Company, any Guarantor or any Significant Subsidiary, or a Bankruptcy Custodian for all or substantially all of the property of the Company, any Guarantor or any Significant Subsidiary; or
(C)orders the liquidation of the Company, any Guarantor or any Significant Subsidiary.
SECTION 6.02 Acceleration.
If any Event of Default occurs and is continuing, the Trustee on behalf of the Holders or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the preceding sentence, in the case of an Event of Default arising from clause (8) or (9) of Section 6.01, all outstanding Notes will become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except with respect to nonpayment of principal, interest, premium or Additional Amounts, if any, that have become due solely because of the acceleration) have been cured or waived.
SECTION 6.03 Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest and Additional Amounts, if any, on the Notes or to enforce the performance of any provision of the Notes or the Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
SECTION 6.04 Waiver of Defaults.
Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, or interest, premium, or Additional Amounts, if any, on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
SECTION 6.05 Control by Majority.
The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct in writing the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however that the Trustee may refuse to follow any direction that conflicts with applicable law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.
SECTION 6.06 Limitations on Suits.
Subject to Section 6.07 hereof, a Holder may pursue a remedy with respect to the Indenture or the Notes or any related Subsidiary Guarantees only if:
(1)the Holder has previously given to the Trustee written notice of a continuing Event of Default;
(2)the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(3)such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
(4)the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
(5)during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.
A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
SECTION 6.07 Rights of Holders to Receive Payment.
Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, interest and Additional Amounts, if any, on, the Notes (including in connection with an Asset Sale Offer or a Change of Control Offer), on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.
SECTION 6.08 Collection Suit by Trustee.
If an Event of Default specified in clause (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or a Guarantor for the whole amount of principal, premium, interest and Additional Amounts, if any, remaining unpaid on the Notes, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.09 Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or a Guarantor or their respective creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.10 Priorities.
If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Trustee's costs and expenses of collection;
Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest, if any, and any Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, if any, and any Additional Amounts, if any, respectively; and
Third: to the Company or the Guarantors or to such party as a court of competent jurisdiction shall direct.
The Trustee, upon prior written notice to the Company, may fix record dates and payment dates for any payment to Holders pursuant to this Section 6.10.
SECTION 6.11 Undertaking for Costs.
In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE VII
TRUSTEE
SECTION 7.01 Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.
(b)Except during the continuance of an Event of Default:
(1)the duties of the Trustee shall be determined solely by the express provisions of the Indenture and the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture. However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(1)this paragraph does not limit the effect of Section 7.01(b);
(2)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.
(d)Whether or not therein expressly so provided, every provision of the Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.
(e)No provision of the Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holder of Notes, unless such Holder has offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense (including attorney's fees and expenses) that might be incurred by it in compliance with such request or direction.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company and the Guarantors. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium, if any, interest, if any, and Additional Amounts, if any, on, the Notes.
SECTION 7.02 Rights of Trustee.
(a)The Trustee may conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.
(b)Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both to be provided. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder directly or by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care by it hereunder.

(d)The Trustee shall not be liable for any action it takes, suffers, or omits to take in good faith that it believes to be authorized or within its rights or powers conferred upon it by this Indenture.
(e)Any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company and any resolution by the Board of Directors shall be sufficiently evidenced by a Board Resolution.
(f)The Trustee shall not be deemed to know or have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. When a Default is cured, it ceases.
(g)The permissive rights of the Trustee enumerated herein shall not be construed as duties.
(h)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(j)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(k)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(l)The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(m)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantors, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
SECTION 7.03 Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or any of their respective Affiliates with the same rights it would have if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is subject to Sections 7.10 and 7.11.
SECTION 7.04 Trustee's Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or any Guarantor or upon the Company's or such Guarantor's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other documents in connection with the sale of the Notes or pursuant to the Indenture, other than its certificate of authentication.
SECTION 7.05 Notice of Defaults.
If a Default or Event of Default occurs and is continuing and it is known to the Trustee, the Trustee shall send to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, interest, if any, or Additional Amounts, if any, on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.
SECTION 7.06 Reports by Trustee to Holders.
The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of the initial issuance of Securities under this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).
A copy of each report at the time of its transmission to the Holders shall be filed by the Trustee with the Commission and each securities exchange, if any, on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee in writing when the Notes are listed on any securities exchange and any delisting thereof.
SECTION 7.07 Compensation and Indemnity.
The Company agrees to pay to the Trustee for its acceptance of the Indenture and services hereunder such compensation as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.
The Company and the Guarantors hereby jointly and severally indemnify the Trustee against any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under the Indenture, including the costs and expenses of enforcing the Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as set forth in the next following paragraph. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or the Guarantors of their obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one firm of separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.
The Company shall not be obligated to reimburse the Trustee for any expense or indemnify against any loss or liability incurred by the Trustee to the extent such expense, loss or liability is attributable to the Trustee's negligence or willful misconduct.
To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or premium, if any, interest, if any, or Additional Amounts, if any, on particular Notes. Such Lien and the Company's obligations under this Section 7.07 shall survive the satisfaction and discharge of the Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.
SECTION 7.08 Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.
The Trustee may resign in writing upon 30 days' notice at any time and be discharged from the trust created hereby by so notifying the Company and the Guarantors. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee, the Company and the Guarantors. The Company may remove the Trustee if:
(1)the Trustee fails to comply with Section 7.10;
(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or
(4)the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
If a successor Trustee does not take office within 30 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee, the Company, any Guarantor or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Company and to the Guarantors. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under the Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.
Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.08, the obligations of the Company under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger, etc.
Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.10 Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by Federal or State (or the District of Columbia) authority and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
The Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA § 310(b).
SECTION 7.11 Preferential Collection of Claims Against the Company or a Guarantor.
The Trustee is subject to and shall comply with the provisions of TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
SECTION 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, exercise its rights under either Section 8.02 or 8.03 hereof with respect to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
SECTION 8.02 Legal Defeasance and Discharge.
Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of the Indenture referred to in clauses (1) through (4) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and the Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and premium, if any, interest, if any, and Additional Amounts, if any, on, such Notes when such payments are due solely from the trust referred to in Section 8.04 hereof;
(2)the Company's and the Guarantors' obligations with respect to such Notes under Sections 2.04, 2.05, 2.07, 2.08, 2.11 and 4.02, hereof;
(3)the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and
(4)this Section 8.02.
Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
SECTION 8.03 Covenant Defeasance.
Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Article IV (other than those in Sections 4.01, 4.02, 4.06 and 4.14) and clause (4) of Section 5.01 hereof and any covenant added to the Indenture subsequent to the Initial Issuance Date pursuant to Section 9.01 hereof with respect to all outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of the Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (6) and (7) hereof will not constitute Events of Default.
SECTION 8.04 Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
(1)the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment banking firm, appraisal firm or firm of independent public accountants, to pay the principal of, and premium, interest and Additional Amounts, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date;
(2)in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(A)the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or
(B)since the Initial Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowings);
(5)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;
(6)the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
(7)the Company must deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
SECTION 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05 and Section 11.02, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, or Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.
The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment banking firm, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
If the Company exercises either its Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its related Subsidiary Guarantee and any security for the Notes (other than the trust) will be released.
SECTION 8.06 Repayment to Company.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium, if any, interest, if any, or Additional Amounts, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, interest, if any, or Additional Amounts, if any, has become due and payable shall, subject to any applicable abandoned property laws, be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
SECTION 8.07 Reinstatement.
If the Trustee or Paying Agent is unable to apply any Dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under the Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company or any Guarantor makes any payment of principal of, or premium, if any, interest, if any, or Additional Amounts, if any, on, any Note following the reinstatement of its obligations, the Company or such Guarantor, as applicable, will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or non-callable Government Securities held by the Trustee or Paying Agent.
ARTICLE IX
SUPPLEMENTAL INDENTURES AND AMENDMENTS
SECTION 9.01 Without Consent of Holders.
Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes:
(1)to cure any ambiguity, defect or inconsistency;
(2)to provide for uncertificated Notes in addition to or in place of Definitive Notes;
(3)to provide for the assumption of the Company's obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Company's properties or assets;

(4)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;
(5)to secure the Notes pursuant to the requirements of Section 4.12;
(6)to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture;
(7)to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;
(8)to conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of the Notes” section of the Company's Offering Memorandum, to the extent that such provision in such “Description of the Notes” was intended to be a substantially verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees, which intent may be evidenced by an Officer's Certificate to that effect;
(9)to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; or
(10)to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee.
Upon the written request of the Company, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
SECTION 9.02 With Consent of Holders.
Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Sections 2.09 and 2.10 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
Upon the written request of the Company, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

It shall not be necessary for consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment or waiver under the Indenture by any Holder given in connection with a purchase, tender or exchange of such Holder's Notes will not be rendered invalid by such purchase, tender or exchange.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall send to the Holders affected thereby a written notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company or any Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of the Notes as of a date identified by the Company or such Guarantor in a notice furnished to the Holders in accordance with the terms of the Indenture.
However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes (other than the provisions of Section 4.10 or 4.15 and provisions related to the dates by which notice must be given to the holders of notes in connection with a redemption);
(3)reduce the rate of or change the time for payment of interest on any Note;
(4)waive a Default or Event of Default in the payment of principal of, or premium, interest or Additional Amounts, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
(5)make any Note payable in money other than that stated in the Notes;
(6)make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, interest or Additional Amounts, if any, on the Notes (except as permitted in clause (7) hereof);
(7)waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 4.10 or 4.15);
(8)make any change in the ranking of the Notes or the Subsidiary Guarantees relative to other Indebtedness of the Company or the Guarantors, respectively, in either case in a manner adverse to the Holders;
(9)modify the Subsidiary Guarantees in any manner materially adverse to the Holders or release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture; or
(10)make any change in the preceding amendment, supplement and waiver provisions.

SECTION 9.03 Compliance with Trust Indenture Act.
Every amendment or supplement to the Indenture or the Notes shall comply in form and substance with the TIA as then in effect.
SECTION 9.04 Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives written notice of revocation before a date and time therefor identified by the Company or any Guarantor in a notice furnished to such Holder in accordance with the terms of the Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
The Company or any Guarantor may, but shall not be obligated to, fix a record date (which need not comply with TIA § 316(c)) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under the Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90-day period.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (1) through (10) of Section 9.02 hereof. In such case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder's Note.
SECTION 9.05 Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.06 Trustee to Sign Amendments, etc.
The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall receive, and, shall be fully protected in conclusively relying upon, an Officer's Certificate and an Opinion of Counsel provided at the expense of the Company or a Guarantor providing that such amendment or supplement is authorized or permitted by the Indenture and such amendment or supplement is a legal, valid and binding obligation of the Company or Guarantor, as applicable, enforceable against the Company or Guarantor, as applicable, in accordance with its terms.

SECTION 9.07 Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture under this Article IX, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE X
SUBSIDIARY GUARANTEES
SECTION 10.01 Subsidiary Guarantee.
(a)For value received, each Guarantor hereby jointly and severally fully, unconditionally and absolutely guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee the due and punctual payment of the principal of, and premium, if any, interest, if any, and Additional Amounts, if any, on the Notes and all other amounts due and payable under the Indenture and the Notes by the Company, when and as such principal, premium, interest and Additional Amounts, if any, shall become due and payable, subject to any applicable grace period, whether at maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Notes and the Indenture and, in the case of any extension of time of payment or renewal of any Notes, when the same shall become due and payable in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity or by declaration or acceleration, call for redemption or otherwise, in each case, subject to the limitations set forth in Section 10.02.
(b) Failing payment when due of any amount guaranteed pursuant to the related Subsidiary Guarantee, for whatever reason, each of the Guarantors will be jointly and severally obligated to pay the same immediately. Each of the Subsidiary Guarantees hereunder is intended to be a general, unsecured, senior obligation of the related Guarantor and will rank pari passu in right of payment with all Indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to such Subsidiary Guarantee. Each of the Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Notes, its Subsidiary Guarantee, the Subsidiary Guarantee of any other Guarantor or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any Guarantor, or any action to enforce the same or any other circumstances (other than payment) which might otherwise constitute a legal or equitable discharge or defense of the Guarantors. Each of the Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Notes, whether at maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 7.06, by the Holders, on the terms and conditions set forth in the Indenture, directly against such Guarantor to enforce such Subsidiary Guarantee without first proceeding against the Company or any other Guarantor.
(c) The obligations of each of the Guarantors under this Article X shall be as aforesaid full, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or any of the Guarantors contained in the Notes or the Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, any of the Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Company, any of the Guarantors or the Trustee of any rights or remedies under the Notes or the Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Notes, including all or any part of the rights of the Company or any of the Guarantors under the Indenture, (v) the extension of the time for payment by the Company or any of the Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Notes or the Indenture or of the time for performance by the Company or any of the Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or any of the Guarantors set forth in the Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or any of the Guarantors or any of their respective assets, or the disaffirmance of the Notes, the Subsidiary Guarantees or the Indenture in any such proceeding, (viii) the release or discharge of the Company or any of the Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of the Notes, the related Subsidiary Guarantees or the Indenture or (x) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the related Subsidiary Guarantees) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.
(d) Each of the Guarantors hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or any of the Guarantors, and all demands whatsoever and (ii) covenants that its Subsidiary Guarantee will not be discharged except by complete performance of such Subsidiary Guarantee. Each of the Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to its Guarantee is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the Guarantors, such Subsidiary Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and such Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.
(e) Each of the Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of the Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Notes and the related Subsidiary Guarantees shall have been paid in full or discharged.
SECTION 10.02 Guarantors May Consolidate, etc. on Certain Terms.
No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor), whether or not affiliated with such Guarantor, unless:
(1)the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) shall execute a supplement to the Indenture providing for a Subsidiary Guarantee and deliver an Officer's Certificate and an Opinion of Counsel in accordance with the terms of the Indenture; and
(2)immediately after giving effect to such transaction, no Default or Event of Default exists.
Upon any such consolidation or merger of a Guarantor and upon the execution by the successor Person of a supplemental indenture, executed by the Trustee, providing for a Subsidiary Guarantee, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.
SECTION 10.03 Limitation on Liability of the Guarantors.
Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law
SECTION 10.04 Release of Guarantors from Subsidiary Guarantee.
Notwithstanding any other provisions of the Indenture, each Guarantor will be automatically and unconditionally released and relieved of any obligations under its Subsidiary Guarantee, and no further action by such Guarantor, the Company or the Trustee is required for the release of such Guarantor's Subsidiary Guarantee:
(1)upon a sale or other disposition (including by way of merger or consolidation) of all or substantially all of the assets of such Guarantor or all of the Capital Stock of such Guarantor owned by the Company or the Company's Subsidiaries to a Person other than the Company or a Restricted Subsidiary or a sale, disposition or other transaction in compliance with the Indenture as a result of which the Guarantor ceases to be a Restricted Subsidiary of the Company; provided, however, that the Net Proceeds of such sale or disposition are applied in accordance with Sections 3.10 and 4.10;
(2)upon Legal Defeasance or Covenant Defeasance in accordance with Article VIII, or upon satisfaction and discharge of the Indenture in accordance with Article XI; or
(3)upon the Board of Directors designating such Guarantor as an Unrestricted Subsidiary; provided, however, that such designation is conducted in accordance with the Indenture.
To the extent a Guarantor ceases to guarantee the Revolving Credit Facility and any other Material Indebtedness of the Company and the Guarantors, then upon 30 days' written notice to the Trustee, the Company may cause such Subsidiary to be unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect.
The Trustee shall deliver an appropriate instrument evidencing any release of a Guarantor from its Subsidiary Guarantee upon receipt of a written request of the Company accompanied by an Officer's Certificate and an Opinion of Counsel that the Guarantor is entitled to such release in accordance with the provisions of the Indenture. If the Guarantor is not so released it shall remain liable for the full amount of principal of, and premium, if any, interest, if any, and Additional Amounts, if any, on the Notes, subject to the limitations of Section 10.03.
SECTION 10.05 Contribution.
In order to provide for just and equitable contribution among the Guarantors, the Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor (as applicable) in a pro rata amount based on the net assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to its Subsidiary Guarantee of the Notes.
SECTION 10.06 Execution and Delivery of Guaranty.
The execution by each Guarantor of this Indenture (or a further supplemental indenture) evidences the Subsidiary Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Subsidiary Guaranty set forth in this Indenture on behalf of each Guarantor.
ARTICLE XI
SATISFACTION AND DISCHARGE

SECTION 11.01 Satisfaction and Discharge.
(a)The Indenture shall cease to be of further effect with respect to the Notes (except that the Company's obligations under Section 7.07, the Trustee's and Paying Agent's obligations under Section 8.06 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Notes, when:
(1)either:
(A)all outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes that have been replaced or paid) have been delivered to the Trustee for cancellation; or
(B)all outstanding Notes not theretofore delivered to the Trustee for cancellation:

(i)	have become due and payable, or

(ii)	will become due and payable at their Stated Maturity within one year, or

(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in the case of clause (i), (ii) or (iii) above, the Company or a Guarantor has irrevocably deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for such purpose cash in Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment banking firm, appraisal firm or firm of independent public accountants, to pay and discharge the entire Indebtedness on the Notes for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or for principal, premium, if any, interest, if any, and Additional Amounts, if any, to the stated date for payment thereof or on the applicable redemption date, as the case may be;
(2)the Company or a Guarantor has paid or caused to be paid all other sums payable by them hereunder with respect to the Notes; and
(3)the Company upon request for written acknowledgment of satisfaction and discharge has delivered to the Trustee an Officer's Certificate stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Notes have been complied with, together with an Opinion of Counsel to the same effect.
SECTION 11.02 Application of Trust Money.
Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof will be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest, if any, and Additional Amounts, if any, for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.
Notwithstanding anything in this Article XI to the contrary, the Trustee will deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 11.01 which are in excess of the amount thereof that would then be required to be deposited to effect the satisfaction and discharge of the Indenture pursuant to Section 11.01.
SECTION 11.03 Reinstatement.
If the Trustee or Paying Agent is unable to apply any Dollars or non-callable Government Securities in accordance with Section 11.01 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under the Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or non-callable Government Securities in accordance with Section 11.01 hereof, as the case may be; provided, however, that, if the Company or any Guarantor makes any payment of principal of, premium, if any, interest, if any, or Additional Amounts, if any, on, any Note following the reinstatement of its obligations, the Company or such Guarantor, as applicable, will be subrogated to the rights of the Holders to receive such payment from the money or non-callable Government Securities held by the Trustee or Paying Agent.
ARTICLE XII
MISCELLANEOUS
SECTION 12.01 Trust Indenture Act Controls.
If any provision of the Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA § 318(c), the imposed duties shall control.
SECTION 12.02 Notices.
Any notice or communication by the Company, any Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery or electronically in PDF format, to the other's address:
If to the Company or any Guarantor:
Era Group Inc.
818 Town & Country Blvd.
Suite 200
Houston, Texas 77024
Attn: Chief Financial Officer
Facsimile: (281) 606-4901

If to the Trustee:

Wells Fargo Bank, National Association
625 Marquette Avenue, 11th Floor
MAC N-9311-115
Minneapolis, Minnesota 55479
Attn: Era Group Inc. Account Manager
Telephone: (612) 316-2335
Facsimile: (612) 667-2160

The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and when sent, if sent electronically in PDF format.
Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company or a Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
All notices or communications, including without limitation notices to the Trustee, the Company or a Guarantor by Holders, shall be in writing, except as otherwise set forth herein.
In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.
Notwithstanding the foregoing, notices in respect of Global Notes shall be given in accordance with the Applicable Procedures of the Depositary.
SECTION 12.03 Communication by Holders with Other Holders.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under the Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 12.04 Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company or a Guarantor to the Trustee to take any action under the Indenture, the Company or such Guarantor shall, if requested by the Trustee, furnish to the Trustee at the expense of the Company or such Guarantor, as the case may be:
(1)an Officer's Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been complied with; and
(2)an Opinion of Counsel (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that no Opinion of Counsel shall be required to be delivered in connection with the Initial Notes issued on the Initial Issuance Date dated as of the date hereof under this Indenture.
SECTION 12.05 Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(1)a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
SECTION 12.06 Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.
SECTION 12.07 Legal Holidays.
If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
SECTION 12.08 No Recourse Against Others.
No director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
SECTION 12.09 Governing Law.
THE INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES).
SECTION 12.10 No Adverse Interpretation of Other Agreements.
The Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Guarantor or any other Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.
SECTION 12.11 Successors.
All agreements of the Company and each of the Guarantors in the Indenture and the Notes shall bind their successors. All agreements of the Trustee in the Indenture shall bind its successors.
SECTION 12.12 Severability.
In case any provision in the Indenture or in the Notes or in any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

SECTION 12.13 Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 12.14 Table of Contents, Headings, etc.
The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 12.15 Waiver of Jury Trial.
EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 12.16 U.S.A. Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
SECTION 12.17 Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ERA GROUP INC., as Company

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	Chief Executive Officer

ERA HELICOPTERS LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President and Chief Executive Officer

ERA LEASING LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President

ERA MED LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President

ERA AERÓLEO LLC
Era Group Inc., and Manager and Sole Member

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	Chief Executive Officer

AERÓLEO INTERNACIONAL, LLC
Era Aeróleo LLC, as Manager and Sole Member Era Group Inc., as Manager and Sole Member of EraAeróleo LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	Chief Executive Officer

ERA CANADA LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President

ERA DHS LLC
Era Group Inc., as Manager and Sole Member

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	Chief Executive Officer

Era FBO LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President

Era Flightseeing LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President and Chief Operating Officer

Era Helicopters (Mexico) LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President

Era Helicopter Services LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Richard Prokosch

Authorized Signatory: Richard Prokosch
Dated: December 17, 2012

EXHIBIT A
[FORM OF FACE OF NOTE]
[If a Global Note, insert-THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
[If a Restricted Global Note or a Restricted Definitive Note, insert- THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER
(1) REPRESENTS THAT
(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR
(B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND
(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY
(A) TO THE COMPANY OR A SUBSIDIARY OF THE COMPANY,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR
(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No.                                        $

CUSIP No. 26885GAA7(1)
CUSIP No. U29500AA0(2)

7.750% Senior Note due 2022
Era Group Inc., a Delaware corporation, promises to pay to ________, or registered assigns, the principal sum of $______ (_____ Dollars) on December 15, 2022 [or such greater or lesser amount as may be indicated on Schedule A hereto]. (3)
Interest Payment Dates: June 15 and December 15.
Record Dates: June 1 and December 1.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of the Indenture or be valid or obligatory for any purpose.

______________________
(1)    If this Note is a Rule 144A Global Note.
(2)    If this Note is a Regulation S Global Note.
(3)    If this Note is a Global Note, add this provision.

IN WITNESS WHEREOF, Era Group Inc. has caused this instrument to be duly executed.

ERA GROUP INC.

By:

Name:
Title:

Dated:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]
7.750% Senior Note due 2022
Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.Interest. Era Group Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7.750% per annum from December 7, 2012 until maturity. The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2013, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). In certain circumstances specified in the Indenture, the Company may be required to pay Additional Amounts with respect to the Notes. Whenever in this Note there is mentioned, in any context, the payment of amounts based upon the principal amount of this Note or of principal, interest or of any other amount payable under, or with respect to, this Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at a rate equal to the then applicable interest rate on the Notes to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, and Additional Amounts, if any, (without regard to any applicable grace period) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Each reference to interest appearing herein shall be deemed to refer to “interest and Liquidated Damages, if any.”
2.Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, interest and Additional Amounts, if any, at the office or agency of the Paying Agent, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Amounts on all Global Notes and all other Notes the Holders of which hold at least $10 million principal amount of Notes and shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3. Paying Agent and Registrar. Wells Fargo Bank, National Association, the Trustee under the Indenture, initially will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.
4. Indenture. The Company issued the Notes under the Indenture, dated as of December 7, 2012 (the “Indenture”), among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. In the event of a conflict between this Note and the Indenture, the Indenture shall govern.
5. Optional Redemption. The Notes are redeemable as provided in Section 3.08 of the Indenture.

6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes or repurchase the Notes at the option of the Holder.
7. Repurchase at Option of Holder.
(a)If a Change of Control Trigger Event occurs, the Company will be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (the “Change of Control Payment”). Within 30 days following a Change of Control Trigger Event, the Company will mail a notice to each Holder and the Trustee describing the transaction that constitutes the Change of Control Trigger Event and setting forth the procedures governing the Change of Control Offer as required by Section 4.15 of the Indenture.
(b)On the 366th day after an Asset Sale (or, at the Company's option, such earlier date), if the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will be required to make an Asset Sale Offer pursuant to Section 4.10 of the Indenture to all Holders of Notes and, to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Sale (“Pari Passu Notes”), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.10 of the Indenture or the agreements governing the Pari Passu Notes, as applicable. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use any remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount that the Company is required to repurchase, the Trustee shall select the Notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes (except that any Notes represented by a Note in global form will be selected by such method as the Depositary or its nominee or successor may require or, where the nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate), based on the amounts tendered or required to be redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.
8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.
9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Definitive Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's properties or assets, to secure the Notes pursuant to Section 4.12 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to add any additional Guarantor with respect to the Notes or to release any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of “Description of the Notes” section of the Offering Memorandum to the extent that such provision in such “Description of the Notes” was intended to be a substantially verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees, which intent may be evidenced by an Officer's Certificate to that effect, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee.
12. Defaults and Remedies. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the preceding sentence, in the case of an Event of Default arising from clause (8) or (9) of Section 6.01 of the Indenture, all outstanding Notes will become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders of the Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except with respect to nonpayment of principal, interest, premium or Additional Amounts that have become due solely because of the acceleration) have been cured or waived. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest, premium or Additional Amounts) if it determines that withholding notice is in their interest. Except as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, or interest, premium or Additional Amounts, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company will be required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
13. Defeasance and Discharge. The Notes are subject to defeasance and discharge upon the terms and conditions specified in the Indenture.

14. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or any of their respective Affiliates with the same rights it would have if it were not the Trustee.
15. No Recourse Against Others. No director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
16. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that this Note has been authenticated under the Indenture.
17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights and obligations set forth in the Registration Rights Agreement. By any such Holder's acceptance of Restricted Global Notes or Restricted Definitive Notes, such Holder acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to indemnification of the Company to the extent provided therein.
18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers and corresponding “ISIN” numbers to be printed on the Notes and the Trustee may use “CUSIP” numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption. Reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers or corresponding “ISINs”.
20. Governing Law. THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
21. Successor Corporation. In the event a successor assumes all the obligations of the Company under the Notes and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations to the extent provided in the Indenture.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Era Group Inc.
818 Town & Country Blvd.
Suite 200
Houston, Texas 77024
Attention: Chief Financial Officer
Fax No.: (281) 606-4901

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee's legal name)

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint(s)                agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature: _________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:    _______________________

*
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad‑15 Notes are to be delivered, other than to and in the name of the registered holder.

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:
☐    Section 4.10             ☐    Section 4.15
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount (must be a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) you elect to have purchased: $
Dated:

Your Signature: _______________________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:     _________________________________

Signature Guarantee*: _____________________________

*
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad‑15 Notes are to be delivered, other than to and in the name of the registered holder.

[TO BE ATTACHED TO GLOBAL NOTE]
SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Era Group Inc.
818 Town & Country Blvd.
Suite 200
Houston, Texas 77024

Wells Fargo Bank, National Association
625 Marquette Avenue, 11th Floor
MAC N-9311-115
Minneapolis, Minnesota 55479
Attention: Era Group Inc. Account Manager
Re: $200,000,000 7.750% Senior Notes due 2022, CUSIP (the “Notes”)
Reference is hereby made to the Indenture, dated as of December 7, 2012 (the “Indenture”), by and among Era Group Inc., a Delaware corporation (the “Company”), the Guarantors listed therein and Wells Fargo Bank, National Association (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_________ in such Note[s] or interests (the “Transfer”), to ______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2. ☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv)

if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3. ☐    Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

a.	☐ such Transfer is being effected pursuant to and in accordance with Rule 144 or any other applicable exemption other than Rule 144A or Regulation S under the Securities Act;
or

b.	☐ such Transfer is being effected to the Parent, the Company or a subsidiary thereof.
4. ☐    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

a.
☐    Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture;

b.
☐    Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

c.
☐    Check if Transfer is pursuant to other exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:

Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a) ☐    a beneficial interest in the:
(i) ☐    144A Global Note (CUSIP No. 26885GAA7), or
(ii) ☐    Regulation S Global Note (CUSIP No. U29500AA0),
(b) ☐    a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a) ☐    a beneficial interest in the:
(i) ☐    144A Global Note (CUSIP No. 26885GAA7), or
(ii) ☐    Regulation S Global Note (CUSIP No. U29500AA0), or
(iii) ☐    Unrestricted Global Note (CUSIP ); or
(b) ☐    a Restricted Definitive Note; or
(c) ☐    an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Era Group Inc.
818 Town & Country Blvd
Suite 200
Houston, Texas 77024
Wells Fargo Bank, National Association
625 Marquette Avenue, 11th Floor
MAC N-9311-115
Minneapolis, Minnesota 55479
Attention: Era Group Inc. Account Manager
Re: $200,000,000 7.750% Senior Notes due 2022, CUSIP (the “Notes”)
Reference is hereby made to the Indenture, dated as of December 7, 2012 (the “Indenture”), by and among Era Group Inc., a Delaware corporation (the “Company”), the Guarantors listed therein and Wells Fargo Bank, National Association (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. ☐    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)
☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)
☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)
☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance

C-1

with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)
☐    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. ☐    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)
☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)
☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐     144A Global Note, ☐    Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:

Name:
Title:

Dated:

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